EXHIBIT 10.2

Loan No. 1686410

CONSTRUCTION LOAN AGREEMENT

Between

SAN DIEGO NATIONAL BANK,
a national banking association
(“Lender”)

And

SCIENCE PARK CENTER LLC,
a California limited liability company
(“Borrower”)

CONSTRUCTION LOAN AGREEMENT

        IN CONSIDERATION of the covenants contained in this Agreement, Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, up to the full amount of the Loan hereinafter described, upon and subject to the following provisions and conditions.

ARTICLE 1 - FUNDAMENTAL PROVISIONS

        1.1   Purpose.  This Article 1 sets forth certain fundamental provisions for purposes of this Agreement. The captions of this Article are used as defined terms in this Agreement.

        1.2    Date of this Agreement.  September 25, 2003.

        1.3    Lender.  SAN DIEGO NATIONAL BANK, a national banking association.

        1.4    Borrower.  SCIENCE PARK CENTER LLC, a California limited liability company.

        1.5    Peony.  PEONY ACQUISITIONS LLC, a Delaware limited liability company.

        1.6    Loan.  A construction loan to be made by Lender to Borrower, in the principal amount of up to $60,600,000.00, together with any additional advances related thereto, upon and subject to the provisions and conditions of this Agreement and the other Loan Documents.

        1.7    Guarantor.  NEUROCRINE BIOSCIENCES, INC., a Delaware corporation.

        1.8    Construction Loan Fee.  A fee for the Loan in the amount of $518,250. $100,000 of the Construction Loan Fee has already been paid by Borrower to Lender pursuant to the provisions and conditions of Borrower’s application letter to Lender.

        1.9    Extension Fee.  A fee payable by Borrower in consideration of the extension of the term of the Loan from the Initial Maturity Date to the First Extended Maturity Date, in the amount of one half of one percent (0.50%) of the sum of the principal balance outstanding as of the date the applicable Extension Notice is delivered.

        1.10    Land.  That certain real property located in San Diego, California, as more particularly described on Exhibit “A” attached hereto and incorporated by this reference, consisting of Parcel A and Parcel B.

        1.11    Parcel A.  That certain real property located in San Diego, California, as more particularly described on Exhibit “B” attached hereto and incorporated herein by this reference, constituting a portion of the Land.

        1.12    Parcel B.  That certain real property located in San Diego, California, as more particularly described on Exhibit “C” attached hereto and incorporated herein by this reference, constituting a portion of the Land.

        1.13    Improvements.  A two-building, approximately 205,117 square foot office/lab/research and development project, with associated parking, common area and other improvements.

        1.14   Closing Date.  The date upon which all of the conditions set forth herein relating to and for the Initial Disbursement have been satisfied.

        1.15   Commencement Date.  The date upon which construction of the Improvements has commenced.

        1.16   Completion Date.  January 1, 2005.

        1.17    Initial Maturity Date.  September 25, 2005.

        1.18   First Extended Maturity Date.  The date which is twelve (12) months after the Initial Maturity Date.

        1.19   Estimated Total Project Cost.  $71,668,996.00

        1.20   Required Borrower Invested Funds.  An amount equal to the difference between the Estimated Total Project Cost and the amount of the Loan.

        1.21   Borrower’s Funds at Recordation.  $ 0.

        1.22   Change Order Amount.  $100,000.

        1.23   Aggregate Change Order Amount.  $500,000.

        1.24   Architect.  Dowler-Gruman Architects.

        1.25   General Contractor.  Ledcor Petty Construction, L.P.

        1.26   Title Insurer.  Chicago Title Insurance Company.

        1.27   Address for Notices to Lender.

San Diego National Bank
1420 Kettner Boulevard
San Diego, California 92101
Attention: Mr. James Holliman

        1.28   Address for Notices to Borrower.

Science Park Center, LLC
10555 Science Center Drive
San Diego, California 92121
Attn: Paul Hawran

With a copy to:

Neurocrine Biosciences, Inc.
10555 Science Center Drive
San Diego, California 92121
Attn: Margaret E. Valeur-Jensen

        1.29   Borrower’s U.S. Taxpayer Identification Number:  33-0745791

ARTICLE 2 - ADDITIONAL DEFINED TERMS

        2.1   Captions as Defined Terms.  The captions appearing in Article 1 and in the balance of this Article 2 will be used as defined terms in this Agreement.

        2.2   Applicable Interest Rate.  The interest applicable to the Note, as specifically set forth therein.

        2.3   Architect Contract.   An architecture agreement between Architect and Owner for the design of the Improvements.

        2.4   Architect Warranty, Agreement and Consent to Assignment.  The Architect Warranty, Agreement and Consent to Assignment to be executed by Architect in favor of Lender with respect to the Project substantially in the form of Exhibit “D” attached hereto and incorporated herein by this reference with such modifications as may be approved by Lender in its reasonable discretion.

        2.5   Assignment of Architect Contract.  The Assignment of Architect Contract to be executed by Guarantor, as agent for Peony, in favor of Lender in connection with the Loan in the form of Exhibit “E” attached hereto and incorporated herein by this reference.

        2.6   Assignment of Construction Contract.  The Assignment of Construction Contract of even date herewith, executed by Peony in favor of Lender in connection with the Loan.

        2.7   Assignment of Development Agreement.  The Assignment of Development Agreement of even date herewith, executed by Peony and Guarantor in favor of Lender in connection with the Loan.

        2.8   Assignment of Leases.  The Assignment of Rents and Leases of even date herewith, executed by Peony in favor of Lender in connection with the Loan.

        2.9   Assignment of Leases (Guarantor).  The Assignment of Rents and Leases to be executed by Guarantor in favor of Lender in connection with the Loan in the form of Exhibit “F” attached hereto and incorporated herein by this reference.

        2.10   Assignment of Permits and Deposits.  The Assignment of Permits and Deposits of even date herewith, executed by Peony in favor of Lender in connection with the Loan.

        2.11   Assignment of Plans and Specifications.  The Assignment of Plans and Specifications of even date herewith, executed by Peony in favor of Lender in connection with the Loan.

        2.12   Borrower’s Funds.   The funds, if any, required to be deposited by Borrower with Lender pursuant to this Agreement.

        2.13   Borrower’s Funds Account.  A special interest-bearing account, with and controlled by Lender, into which all Borrower’s Funds shall be deposited pending disbursement pursuant to this Agreement. All funds in the Borrower’s Funds Account shall be disbursed prior to the disbursement of any funds then in the Undisbursed Loan Account, except as may otherwise be agreed by Lender in writing.

        2.14   Business Day.  Any day other than a Saturday or Sunday, which is not a legal holiday in the state of California and which is not a date on which national banks in the state of California are authorized to close.

        2.15   Change Order.  Any material amendment or modification of the Plans, the General Contract or any subcontract. All Change Orders shall be in writing. Certain Change Orders require Lender’s prior written approval pursuant to this Agreement.

        2.16   Completion.  The date upon which all of the following conditions are met to the satisfaction of Lender: (a) Architect certifies that the Improvements have been substantially completed substantially in accordance with the Plans; and (b) a certificate of occupancy has been issued for the Improvements or other evidence of completion satisfactory to Lender in its sole discretion.

        2.17   Completion Guaranty.  The Lien-Free Completion Guaranty executed by Guarantor in favor of Lender, guaranteeing, without limitation, the lien-free completion of the Improvements.

        2.18   Construction Contract.  That certain Contract for Construction, AIA Document A201-1997 (1997 Edition), dated September 19, 2003 between Peony and General Contractor.

        2.19   Construction Schedule.  A construction progress schedule, in a form acceptable to Lender, showing the progress of construction and the projected sequencing and completion time for uncompleted work, all as of the date of such schedule, together with such updates thereof as Lender may request.

        2.20   Cost Breakdown.  The itemized schedule of costs on a line item basis set forth on Exhibit “G” attached hereto and incorporated herein by this reference, covering all costs of constructing and completing the Improvements, together with such amendments to the schedule as may have been approved in writing by Lender in accordance with this Agreement.

        2.21   Deed of Trust.  The Construction Deed of Trust, Security Agreement and Fixture Filing of even date herewith executed by Peony, as Trustor, in favor of Lender, as Beneficiary, encumbering the Property, given to secure the Note and other obligations of Borrower related thereto.

        2.22   Deed of Trust (Guarantor).  The Construction Deed of Trust, Security Agreement and Fixture Filing, executed by Guarantor in favor of Lender in connection with the Loan in the form of Exhibit “H” attached hereto and incorporated herein by this reference.

        2.23   Deposits.  Any and all of Borrower’s rights to the reimbursement or payment of money, refunds, cost savings and deposits relating to the Property, whether now or later to be received from third parties or deposited by Borrower with third parties (including all utility deposits).

        2.24    Disbursement or Disbursements.  All advances made by Lender from time to time under the Loan.

        2.25    Disbursement Schedule.  The schedule set forth on Exhibit “I” attached hereto and incorporated herein by this reference, governing Disbursements from the Undisbursed Loan Account and Borrower's Funds Account.

        2.26    Disclosure Re Hazard Insurance Coverage.  The Disclosure Re Hazard Insurance Coverage of even date herewith executed by Borrower in favor of Lender in connection with the Loan.

        2.27    Environmental Indemnity.  The Unsecured Environmental Indemnity of even date herewith executed by Guarantor in favor of Lender with respect to the Project.

        2.28   Environmental Indemnity-Borrower.  The Unsecured Environmental Indemnity-Borrower of even date herewith executed by Borrower in favor of Lender with respect to the Project.

        2.29   Environmental Laws.  Any and all present and future federal, state and local laws, ordinances, regulations, permits, orders, rules, approvals, guidance documents, policies, and any other requirements of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states, and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to health, safety, the environment or to any Hazardous Substances or Hazardous Substances Activity, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the Resource Conservation Recovery Act (“RCRA”), the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Water Act, the Endangered Species Act, the Clean Air Act, the Occupational Health and Safety Act and the applicable provisions of the California Health and Safety Code and the California Water Code, and the rules, regulations and guidance documents promulgated or published thereunder.

        2.30   Environmental Losses.  Losses suffered or incurred at any time by Lender arising out of or as a result of:

                 2.30.1   any Hazardous Substance Activity that occurs or is alleged to have occurred in whole or in part on or prior to the Transfer Date;

                 2.30.2   any violation on or prior to the Transfer Date of any applicable Environmental Laws relating to the Property or to the ownership, use, occupancy or operation thereof;

                 2.30.3   any demand, requirement, investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental agency in connection with any Hazardous Substance Activity that occurs or is alleged to have occurred in whole or in part on or prior to the Transfer Date;

                 2.30.4   any investigation, monitoring and(or) clean-up activities conducted at any time by Guarantor and(or) Borrower upon the Property as part of its efforts to clean up any Hazardous Substance relating to or arising from any Hazardous Substance Activity that occurs or is alleged to have occurred in whole or in part on or prior to the Transfer Date;

                 2.30.5   personal injury or injury to property or natural resources occurring upon or off of the Property, including, without limitation, lost profits and the cost of demolition and rebuilding of any improvements on real property, relating to or arising from any Hazardous Substance Activity that occurs or is alleged to have occurred in whole or in part on or prior to the Transfer Date;

                 2.30.6   the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work in connection with any Hazardous Substance Activity that occurs or is alleged to have occurred in whole or in part on or prior to the Transfer Date and is required by any federal, state, or local Governmental Authority or political subdivision, or reasonably necessary to make full economic use of the Property or any other property;

                 2.30.7   diminution in the value of the Property, or the loss of business and(or) restriction on the use of, or adverse impact on the marketing of, rentable or usable space or of any amenity of the Property, relating to or arising from any Hazardous Substance Activity that occurs or is alleged to have occurred in whole or in part on or prior to the Transfer Date; or

                 2.30.8   any claim, demand or cause of action, or any action or other proceeding, whether meritorious or not, brought or asserted against any of the indemnified parties which directly or indirectly relates to, arises from or is based on any of the matters described in clauses 2.30.1, 2.30.2, 2.30.3, 2.30.4, 2.30.5, 2.30.6 or 2.30.7 or any allegation of any such matters.

        Environmental Losses shall include Losses suffered or incurred by Lender or any of such other indemnified parties after the Transfer Date that would not have been incurred or suffered but for any matter described in clauses 2.30.1, 2.30.2, 2.30.3, 2.30.4, 2.30.5, 2.30.6, 2.30.7 or 2.30.8 or any allegation of any such matters, including, without limitation, Environmental Losses incurred by any of the Indemnified Parties arising out of or as a result of (i) the introduction or release of a Hazardous Substance which is discovered or released at the Property or any portion thereof after the Transfer Date, but which were introduced at the Property prior to the Transfer Date, and (ii) the continuing migration or release of any Hazardous Substance introduced in, on or under the Land or surrounding property prior to the Transfer Date; provided that Environmental Losses shall not include Losses arising from Lender’s or an indemnified party’s gross negligence or willful misconduct.

        2.31   Estoppel Certificate.  The Estoppel Certificate completed and executed by Guarantor in favor of Lender, on or before the Title Transfer Date in connection with the Property Lease, in the form of Exhibit “J” attached hereto and incorporated herein by this reference.

        2.32   Event of Default.  Any one of the events of default specified in Article 11 herein captioned “Default.”

        2.33   Extension Notice.  Written notice delivered by Borrower to Lender pursuant to Paragraph 3.7, stating Borrower’s election to exercise its Extension Option. The Extension Notice shall also contain Borrower’s certification that all representations and warranties of Borrower in this Agreement are true and correct as of the date the Extension Notice is delivered and shall continue to be correct as of the Initial Maturity Date.

        2.34   Extension Option.  Borrower’s right, upon and subject to the provisions and conditions set forth in Paragraph 3.7, to extend the term of the Loan from the Initial Maturity Date to the First Extended Maturity Date.

        2.35   Extension Term.  The period following the Initial Maturity Date until the First Extended Maturity Date.

        2.36   Final Disbursement.  The payment of sums retained from Disbursements to be made after the Completion of the Improvements and upon satisfaction of the conditions precedent set forth in Paragraph 4.4.

        2.37   Financial Statements.  Financial statements of Borrower, Guarantor and such other Persons as may be required by Lender, as more particularly set forth herein. So long as the Guarantor is subject to the reporting provisions of the Securities Exchange Act, as amended (the “Exchange Act”), the timely filing (including all permissible extension periods provided under Rule 12b-25 under the Exchange Act) on the Securities and Exchange Commission’s EDGAR system of the Guarantor’s quarterly report on Form 10-Q for such period and annual report on Form 10-K for such period will be deemed to satisfy all of the foregoing requirements of this Section.

        2.38   Force Majeure.  Only an action of the elements, war, riot, civil unrest, terrorism, flood, earthquake, other acts of God or labor strike; provided, however: (a) a delay caused by Force Majeure shall not be recognized unless Borrower notifies Lender in writing of the existence of the event of Force Majeure within ten (10) days after the commencement thereof, explaining in detail the nature of the event of Force Majeure and the manner in which the event of Force Majeure has prevented Borrower from performing its obligations, (b) in no event shall the cumulative periods of Force Majeure exceed ninety (90) days, and (c) in no event shall any Force Majeure event impair or relieve any payment obligation of Borrower, Peony, Guarantor, or any other Persons, as required by Lender under any of the documents listed in Paragraph 3.4 of this Agreement, or act to release or impair any security held by Lender under said documents.

        2.39   GAAP.  Generally accepted accounting principles.

        2.40   General Contract.  The applicable contracts between Peony and General Contractor for construction of the Improvements, as specifically identified in the Assignment of Construction Contract.

        2.41   General Contractor Warranty, Agreement and Consent to Assignment.  The General Contractor Warranty, Agreement and Consent to Assignment to be executed by General Contractor in favor of Lender with respect to the Project.

        2.42    Governmental Authority.  The United States, the State of California, the County of San Diego, the City of San Diego, and any other political subdivision located therein, and any agency, department, commission, board, bureau or instrumentality of any of them.

        2.43   Governmental Requirement.  Any law, ordinance, order, rule, regulation or requirement of a Governmental Authority.

        2.44   Guaranty.  The Guaranty executed by Guarantor in favor of Lender, guaranteeing the Borrower’s performance of its obligations under all of the Loan Documents.

        2.45   Hazardous Substance.

                 2.45.1  any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy, or common law;

                 2.45.2  any chemical, compound, material, mixture or substance that is now, or at any time in the future becomes, defined or listed in, or otherwise classified pursuant to any Environmental Laws as a “hazardous substance,” “hazardous material,” “hazardous waste,” “extremely hazardous waste,” “acutely hazardous waste,” “radioactive waste,” “infectious waste,” “biohazardous waste,” “toxic substance,” “pollutant,” “toxic pollutant,” “contaminant,” or “waste,” including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), the California Health and Safety Code (§25281(f)), or the California Water Code (§13050(d));

                 2.45.3  any substance, chemical, compound, material, mixture or formulation which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is, or at any time in the future becomes, regulated by any Governmental Authority, agency, department, commission, board, or instrumentality of the United States, the State of California, or any political subdivision thereof;

                 2.45.4   any substance the presence of which on the Property causes or threatens to cause a nuisance, trespass, or waste upon the Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property;

                 2.45.5   without limitation any substance which contains petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;

                 2.45.6  asbestos in any form;

                 2.45.7   without limitation any substance which contains ureal formaldehyde foam insulation, polychlorinated biphenyls (PCBs), radon gas; and

                 2.45.8   any other chemical, material or substance that, because of its quantity, concentration or physical or chemical characteristics, is controlled or regulated for health and safety reasons by any Governmental Authority, or which poses a significant present or potential hazard to human health and safety or to the environment if released into the workplace, atmosphere, soil, surface waters, or groundwater.

         2.46   Hazardous Substance Activity.   Any actual, proposed or threatened use, storage, holding, existence, release (including any spilling, leaking, pumping, pouring, emitting, emptying, dumping, disposing into the environment, and the continuing migration into or through soil, surface water or groundwater), emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation to or from the Property of any Hazardous Substances from, under, in, into or on the Property or surrounding property, including, without limitation, the movement or migration of any Hazardous Substance from surrounding property or groundwater in, into, onto or under the Property or from the Property to surrounding property or groundwater.

         2.47   Initial Disbursement.  The Disbursement made upon the Closing Date which: (a) pays to Borrower these amounts consistent with the Cost Breakdown approved by Lender; and (b) pays to Lender the remaining amount of the Construction Loan Fee and Lender’s fees and costs pursuant to Paragraph 3.3 hereof.

        2.48   Inspection Agent.  An inspecting architect, engineer or other agent of Lender’s choice designated by Lender to perform, at Borrower’s sole cost and expense, the inspection services set forth in Subparagraph 7.6.3. Lender has initially selected Real Estate Engineering, Inc., as its Inspection Agent, however Lender shall be entitled to replace such Inspection Agent as it deems appropriate in its sole discretion.

        2.49    Interest Reserve Amount.  The amount set forth on the Cost Breakdown, against which interest disbursements shall be drawn or credited as provided in the Disbursement Schedule.

        2.50   List of Contractors.  A complete list stating: (a) the name, address and telephone number of each contractor, subcontractor and supplier of materials and services to be employed or used in connection with the construction of the Improvements; (b) the dollar amount of each contract and subcontract, including any amendments thereto; and (c) the portion thereof paid through the date of such list.

        2.51   Loan Documents.  This Agreement, the Note, the Deed of Trust, the Environmental Indemnity and all other documents, if any, now or hereafter executed by Borrower, Guarantor, Peony or any surety (certain of which are secured and certain of which are unsecured) in connection with or to evidence or secure the payment of the Loan, any interest, costs and other charges associated therewith, or any performance required by this Agreement or any other such document.

        2.52   Losses.  Losses means any and all losses, liabilities (including strict liability), damages (whether actual, consequential, punitive or otherwise denominated), demands, claims, actions, judgments, good faith settlements, causes of action, assessments, penalties, fines, interest, encumbrances, liens, expenses of investigation, assessment or remediation, and any other costs and expenses (including, without limitation, attorneys’ fees and expenses, expert and consultant fees, laboratory fees, and disbursements), of any and every kind or character, foreseeable or unforeseeable, liquidated and contingent, proximate and remote, including, without limitation, any of the foregoing caused by the negligence of any indemnified party; provided, however, Losses shall not include any of the foregoing arising out of the gross negligence or willful misconduct of any indemnified party.

        2.53   LTV Ratio.  The loan-to-value ratio, which for purposes of this Agreement shall mean the percentage that the maximum principal amount of the Loan bears to the value of the Property, based on the Lender-approved appraisal, including a valuation estimate of the Property.

        2.54   Manager Warranty, Agreement and Consent to Assignment.  The Manager Warranty, Agreement and Consent to Assignment executed by Guarantor in favor of Lender with respect to the Project.

        2.55   Note.  The Promissory Note of even date herewith executed by Borrower in favor of Lender in the principal amount of the Loan.

        2.56   Organizational Documents.  With respect to any Person who is not a natural person, memorandum of association, articles of association, trust agreement, articles of incorporation, bylaws, partnership agreement, limited partnership agreement, certificate of partnership or limited partnership, limited liability company articles of organization, limited liability company operating agreement or any other organizational document, and all shareholder agreements, voting trusts and similar arrangements with respect to its stock, partnership interests, membership interests or other equity interest.

        2.57   Pardee Homes Letter.  The Pardee Homes Letter, which shall be delivered to Lender regarding the purchase option in favor of Pardee Homes, a California corporation, with respect to the Property, and which shall be in form and substance acceptable to Lender.

        2.58   Permitted Encumbrances.  (a) Claims, liens and encumbrances shown in the Title Policy, together with such other matters as Lender has specifically consented to in writing; (b) Impositions (as defined in the Deed of Trust) not yet due and payable or which are being contested in accordance with Paragraph 4.11(d) of the Deed of Trust; (c) liens for materials supplied or for labor or services performed not yet due or payable or which are being contested in good faith and, to the extent applicable, in accordance with Paragraph 4.20 of the Deed of Trust or secured by a bond or other security reasonably acceptable to Lender; (d) other liens incurred in the ordinary course of business that do not in the aggregate exceed $100,000 or materially impair the use, development, construction or operation of the Property or the value thereof; (e) any materialmen’s or mechanics’ lien or similar encumbrance that does not cause a breach of the covenant set forth in Paragraph 7.9 or is otherwise permitted under the Loan Documents; (f) applicable zoning and building regulations and ordinances in effect from time to time that do not materially effect the use of the Property; and (g) the claims, liens and encumbrances created by the Loan Documents.

        2.59   Person.  Any individual, general partnership, limited partnership, limited liability company, joint venture, trust, estate, corporation, association or other entity.

        2.60   Personal Property.  The personal property described as such in the Deed of Trust.

        2.61   Plans.  The plans and specifications for construction of the Improvements in their state of completion as of the Closing Date, approved as required in this Agreement, as the same may be modified, amended or supplemented in accordance with this Agreement.

        2.62   Post-Closing Agreement.  The Post-Closing Errors and Omissions Agreement of even date herewith executed by Borrower, Guarantor and Peony in favor of Lender.

        2.63   Project.  Borrower’s development of the Property with a two-building, approximately 205,117 square foot office/lab/research and development building.

        2.64   Project Costs.  The amount required: (a) to pay all costs of acquisition of the Land and development and construction of the Improvements; (b) to pay all sums which may accrue under the Loan Documents before repayment of the principal amount of the Loan in full, including, without limitation, all interest, and the amount necessary to fund any account for Interest Reserve Amounts required by Lender in relation to the Loan; and (c) to enable Borrower to perform and satisfy all of its other covenants contained in the Loan Documents.

        2.65   Project Cost Schedule.  An itemized schedule on a line-item basis, covering the projected total Project Costs (including, without limitation, all cost items shown on the Cost Breakdown), specifying: (a) those portions of each Project Cost item which have been incurred; and (b) those portions of each Project Cost item which have been paid, all as of the date of such schedule, together with such updates thereof as Lender may request.

        2.66   Property.  The Land and the Improvements.

        2.67   Property Lease.  That certain Lease to be executed on or before the Title Transfer Date by Borrower, as landlord thereunder, and Guarantor, as tenant thereunder, which shall be on market terms and shall be subject to Lender’s approval (which approval shall not be unreasonably withheld or delayed) (it being acknowledged that Borrower shall be responsible for Lender’s attorneys’ fees and costs for review of the Property Lease).

        2.68   Recordation.  The date on which the Deed of Trust is recorded in the Official Records of San Diego County as a first-priority lien upon the Property.

        2.69   Remaining Costs.  The amount that Lender from time to time determines, in its judgment, to be necessary to pay, through Completion, all unpaid Project Costs.

        2.70   Security Agreement.  The Security Agreement of even date herewith executed by Guarantor in favor of Lender.

        2.71   Subordination and Standstill Agreement.  The Subordination and Standstill Agreement executed by Guarantor, as second lender, and Lender, as first lender, in connection with the Loan.

        2.72   Subordination, Non-Disturbance and Attornment Agreement.  The Subordination, Non-Disturbance and Attornment Agreement executed by Lender, Borrower and Guarantor on or before the Title Transfer Date, in connection with the Property Lease, in the form of Exhibit “K” attached hereto and incorporated herein by this reference.

        2.73   Subsequent Disbursements.  Each Disbursement after the Initial Disbursement, except for the Final Disbursement, to be made upon satisfaction of the conditions precedent set forth in Paragraph 4.3.

        2.74   Tangible Net Worth.  Shall mean, at any date, the excess of total assets over total liabilities (other than contingent liabilities) of an individual or entity determined in accordance with sound accounting principles consistent with those applied in preparing the financial statements of such individual or entity delivered to Lender prior to the date of this Agreement, excluding from the determination of total assets all assets which would be classified as intangible assets under GAAP.

        2.75   Title Policy.  The policy of title insurance issued by Title Insurer to be provided by Borrower to Lender pursuant to Paragraph 10.1, together with all endorsements thereto required under this Agreement or any of the other Loan Documents.

        2.76   Title Restrictions.  All covenants, conditions, restrictions, reservations, easements, licenses, agreements and other matters, whether or not of record, affecting the condition of title to the Property.

        2.77   Title Transfer Date.  On or before November 26, 2003.

        2.78   Transfer Date.  Means the date on which Lender (or its affiliate) acquires fee title to the Land, the Improvements or any portion thereof pursuant to power of sale or judicial foreclosure of the lien of the Deed of Trust, or by receipt of a deed in lieu of such foreclosure, and all redemption rights which Borrower may have expired, so long as a period of ninety-one (91) days have elapsed since the date on which fee title vests in Lender (or its affiliate) and during such period no bankruptcy or other insolvency proceeding is filed by or against Borrower. If Borrower should remain in possession of the Property after the Transfer Date, or if Borrower should engage in any Hazardous Substance Activity on or at the Property after the Transfer Date, the Transfer Date shall be deemed to be the date after which Borrower is no longer in possession of the Property and has ceased to engage in any Hazardous Substance Activity on or at the Property.

        2.79   UCC-1 Financing Statement.  Prior to the Title Transfer Date, the Form UCC-1 Financing Statement of even date herewith, naming Peony, as debtor thereunder, and Lender, as secured party thereunder, in connection with the Loan, which shall be replaced by a Form UCC-1 Financing Statement no later than the Title Transfer Date, naming Borrower, as debtor thereunder, and Lender, as secured party thereunder, in connection with the Loan.

        2.80   Undisbursed Loan.  The amount of the Loan that has not been disbursed.

        2.81   Undisbursed Loan Account.  An internal bookkeeping entry of Lender for Loan proceeds maintained by Lender for administration pursuant to this Agreement.

ARTICLE 3 - THE LOAN

        3.1   Application.  Borrower proposes to construct, or provide funds for Peony to construct, the Improvements on the Land in accordance with the Plans, and has applied to Lender for the Loan for that purpose.

        3.2   Loan; Consent for Peony.  Lender hereby agrees to lend to Borrower, and Borrower hereby agrees to borrow from Lender, up to the full amount of the Loan, to finance the construction of the Improvements and for other purposes specified in the Loan Documents, upon and subject to the provisions, conditions, representations, warranties and covenants contained in this Agreement. Borrower hereby consents to Peony’s encumbrance and record legal ownership of the Property in connection with the Loan.

        3.3   Loan Fees.  In consideration of Lender’s agreement to make the Loan, upon and subject to the provisions and conditions hereof, the Construction Loan Fee shall be due and payable to Lender upon execution of this Agreement by Borrower and Lender. Lender allowing the collection of the Construction Loan Fee to be deferred, for a limited period of time, until the Closing Date shall not limit Borrower’s obligation to pay the Construction Loan Fee. In addition, Borrower shall also pay Lender’s appraisal fee, title insurance and recording fees, cost analysis fees, survey fees, property inspection fees, all costs of Lender’s legal counsel in preparing loan documentation and any and all other out-of-pocket costs incurred by Lender. Lender acknowledges receipt of the amount of $100,000 from Borrower under the Borrower’s loan application to pay for said out-of-pocket costs incurred by Lender. To the extent that Lender’s out-of-pocket costs then exceed the amount so deposited by Borrower with Lender, then Lender is authorized to reimburse itself for the same from the Initial Disbursement.

        3.4   Conditions Precedent to Closing Date.  Prior to the Closing Date and the concurrent funding of the Initial Disbursement, and as conditions precedent thereto, Lender shall have received (each executed, acknowledged and(or) certified by the applicable parties thereto, where required as the case may be) and Lender, in its sole discretion, shall have approved the content of the following documentation:

                 3.4.1   This Agreement.

                 3.4.2   The Note.

                 3.4.3   The Deed of Trust.

                 3.4.4   The Assignment of Leases.

                 3.4.5   The Environmental Indemnity.

                 3.4.6   The Environmental Indemnity - Borrower.

                 3.4.7   The Guaranty.

                 3.4.8   The Completion Guaranty.

                 3.4.9   The Security Agreement.

                 3.4.10   The Assignment of Construction Contract.

                 3.4.11   The Assignment of Development, Construction and Property Management Agreement.

                 3.4.12   The General Contractor Warranty, Agreement and Consent to Assignment.

                 3.4.13   The Manager Warranty, Agreement and Consent to Assignment.

                 3.4.14   The Assignment of Permits and Deposits.

                 3.4.15   The Assignment of Plans and Specifications.

                 3.4.16   The Subordination and Standstill Agreement.

                 3.4.17   The Post-Closing Agreement.

                 3.4.18   The Disclosure Re Hazard Insurance Coverage.

                 3.4.19   The Pardee Homes Letter.

                 3.4.20   Attornment Agreement (Purchase Agreement).

                 3.4.21   Collateral Assignment (Deed of Trust).

                 3.4.22   Collateral Assignment (Purchase Agreement).

                 3.4.23   Estoppel Certificate (Peony - Parcel A Lease).

                 3.4.24   Estoppel Certificate (Borrower - Development Agreement).

                 3.4.25   Estoppel Certificate (Neurocrine International - Parcel B Lease).

                 3.4.26   Estoppel Certificate (Neurocrine - Parcel A Lease).

                 3.4.27   Estoppel Certificate (Neurocrine - Purchase Agreement).

                 3.4.28   Estoppel Certificate (Pardee - Parcel B Lease).

                 3.4.29   Estoppel Certificate (Pardee - Purchase Agreement).

                 3.4.30   Estoppel Certificate (Peony - Parcel B Sublease) With Landlord Consent.

                 3.4.31   Estoppel Certificate (Peony - Development Agreement).

                 3.4.32   Leasehold Deed of Trust, Security Agreement and Fixture Filing.

                 3.4.33   Leasehold Assignment of Rents and Leases.

                 3.4.34   Subleasehold Deed of Trust, Security Agreement and Fixture Filing.

                 3.4.35   Subleasehold Assignment of Rents and Leases.

                 3.4.36   Subordination Agreement (Development Agreement).

                 3.4.37   Subordination Agreement (Parcel A Lease).

                 3.4.38   Subordination Agreement (Call and Put Option Agreement).

                 3.4.39   A set of the Plans.

                 3.4.40   Original insurance certificates satisfactory to Lender for the insurance required by Article 10. Original insurance policies for said insurance shall be provided by Borrower to Lender within ninety (90) days of the Closing Date.

                 3.4.41   A current ALTA survey of the Property, including dimensions, delineations and locations of all easements thereon, satisfactory to Title Insurer.

                 3.4.42   As applicable to Borrower and Guarantor, an opinion from Borrower’s and Guarantor’s counsel addressing the matters set forth in Paragraphs 6.2 through 6.10 of this Agreement and such other matters as may be required by Lender.

                 3.4.43   Letters from local utility companies or applicable Governmental Authorities (or other evidence satisfactory to Lender in its sole discretion) stating that electric, gas, sewer, water, telephone and other utility services and facilities necessary for the development of the Land will be available to the Land upon Completion of the Improvements.

                 3.4.44   A soils investigation report from a soils engineer acceptable to Lender.

                 3.4.45   An environmental site assessment of the Land from an environmental or hazardous materials consultant acceptable to Lender and reviewed by Lender’s environmental risk management staff.

                 3.4.46   An appraisal of the Property from an appraiser acceptable to Lender documenting a minimum value for the Property upon Completion of not less than $67,000,000.

                 3.4.47   Evidence satisfactory to Lender, including without limitation an independent cost review of the same undertaken at Borrower’s expense, that the Cost Breakdown accurately reflects all costs associated with the Improvements and that the Loan will be no greater than the lesser of: (a) $60,600,000; or (b) ninety percent (90%) of the Project Costs.

                 3.4.48   Certified copies of Borrower’s, Peony’s and Guarantor’s Organizational Documents, evidence satisfactory to Lender that Borrower and Guarantor have been duly organized and are validly existing, and borrowing authorizations and(or) resolutions as specified by Lender.

                 3.4.49   All zoning and land use approvals, building permits, construction licenses and all other approvals required to undertake and complete construction of the Improvements and the occupancy thereof by Guarantor in accordance with the Plans, Construction Schedule and Cost Breakdown, excluding any building permits that are not required for any stage of construction that is underway.

                 3.4.50   The license, financial statements and resume of General Contractor.

                 3.4.51   Copies of Borrower’s contracts with General Contractor.

                 3.4.52   The 2002 Federal tax return of each of Borrower and Guarantor.

        In addition, on or prior to the Closing Date and the concurrent funding of the Initial Disbursement, and as a condition precedent thereto, Title Insurer shall have issued or committed to issue the Title Policy.

        3.5   Undisbursed Loan Account.  Upon the Closing Date, Lender is authorized to create the Undisbursed Loan Account, from which Lender shall disburse the Loan proceeds at the time, in the manner and subject to the limitations set forth in this Agreement. Interest shall accrue on such Loan proceeds at the rate specified in the Note with respect to each Disbursement from and after the date on which such Disbursement is made. Until disbursed, Loan proceeds shall neither bear nor earn interest. All Loan proceeds shall be evidenced by the Note, and shall be secured by the Deed of Trust and other applicable Loan Documents.

         3.6   Term of Loan.  The Loan shall mature, and all amounts due from Borrower to Lender shall be due and payable in full on or before: (a) the Initial Maturity Date, if the Extension Option is not validly exercised; or (b) the First Extended Maturity Date, if the Extension Option is validly exercised. Borrower acknowledges and agrees that subject to its valid exercise of its Extension Option pursuant to Paragraph 3.7 below, Borrower is and shall be solely responsible for arranging funds necessary to pay Lender in full on or before: (a) the Initial Maturity Date, if the Extension Option is not validly exercised; or (b) the First Extended Maturity Date, if the Extension Option is validly exercised.

         3.7   Extension Option.  Borrower shall have the right to exercise its Extension Option at its sole option, but subject to the satisfaction or waiver of each of the following conditions precedent, which are solely for the benefit of, and may be waived solely by, Lender:

                 3.7.1   Borrower shall exercise the Extension Option, if at all, by delivery of the Extension Notice to Lender no later than thirty (30) days prior to the Initial Maturity Date.

                 3.7.2   Borrower shall pay the Extension Fee to Lender concurrently with delivery of the Extension Notice. The Extension Fee shall be fully earned by Lender for its commitment to extend the Loan and shall not be applicable to principal or interest outstanding under the Loan.

                 3.7.3   No uncured Event of Default shall have occurred on or before the date of the Extension Notice and no event or circumstance shall exist as of the date of the Extension Notice which with notice, passage of time or both would constitute an Event of Default.

                 3.7.4   No material adverse change shall have occurred in the financial condition of the Borrower or the Guarantor, as determined in the sole and absolute discretion of Lender.

                 3.7.5   Title Insurer shall have issued, at Borrower’s sole cost and expense, such endorsements as are satisfactory to Lender in its sole discretion to insure the continuing validity and first priority of the lien of the Deed of Trust.

                 3.7.6   Borrower shall have paid all costs and expenses incurred by Lender, including without limitation any attorneys’ and appraisers’ fees, in connection with the Borrower’s exercise of the Extension Option, whether or not the term of the Loan is in fact extended beyond the Initial Maturity Date.

        3.8   Disbursements After Initial Maturity Date.  There shall be no further disbursements under the Loan after the Initial Maturity Date.

ARTICLE 4 - CONDITIONS PRECEDENT TO DISBURSEMENTS

        4.1   General Conditions Applicable to All Disbursements.  Lender shall not be obligated to make any Disbursement, or take any other action under the Loan Documents, unless and until all of the following conditions precedent are satisfied at the time of the proposed action:

                 4.1.1   All of the conditions precedent set forth in Paragraph 3.4 hereto have been satisfied.

                 4.1.2   Recordation shall have taken place.

                 4.1.3   On or before the Initial Disbursement, Peony shall have delivered to Lender a UCC-1 Financing Statement; Lender shall thereafter cause the same to be filed with the Secretary of State for the State of Delaware.

                 4.1.4   For Disbursements after the Title Transfer Date, Borrower shall have delivered to Lender a UCC-1 Financing Statement; Lender shall thereafter cause the same to be filed with the Secretary of State for the State of California.

                 4.1.5   There shall exist no uncured Event of Default or any event, omission or failure of a condition which would constitute an Event of Default after notice or the lapse of time or both.

                 4.1.6   All representations and warranties of Borrower made in this Agreement or in any of the other Loan Documents shall be true and correct in all material respects as of the date of the proposed action with the same effect as if made on such date.

                 4.1.7   Except for the Initial Disbursement and any Subsequent Disbursements of Interest Reserve Amount only, the aggregate amount of the Undisbursed Loan and the amount in the Borrower’s Funds Account as of the date of the proposed action shall be not less than the amount which Lender then determines to be required to pay for all Remaining Costs.

                 4.1.8   Borrower shall have delivered to Lender all funds, documents, instruments, policies, evidence of satisfaction of conditions and other materials required by Lender under the provisions and conditions of this Agreement or any of the other Loan Documents.

                 4.1.9   As applicable, requirements for Disbursement set forth in the Disbursement Schedule shall have been satisfied.

                 4.1.10   As applicable, requirements for Disbursement set forth elsewhere in this Agreement shall have been satisfied.

                4.1.11   There shall have been no material adverse change in the financial condition of Borrower, Guarantor or the condition of the Property, or the ability of Borrower to complete the Project in accordance with the Plans and the Loan Documents.

                4.1.12   Neither the Property, nor any part thereof, shall have suffered any casualty (with a cost of repair and(or) replacement, net of any reasonably expected insurance proceeds, equal to or greater than $3,000,000) or be subject to any existing condemnation or taking by eminent domain proceeding or otherwise which would have a material adverse effect on the Property.

                4.1.13   There shall be no pending or threatened litigation, arbitration, or investigation against Borrower, or involving the Property, which has not been previously disclosed to Lender and approved by Lender in writing.

                4.1.14   The Property, Borrower and Guarantor shall be in compliance with all zoning, building, Environmental Laws and the laws, ordinances, rules, regulations, decisions and other requirements of any Governmental Authority, except where the failure to do so would not have a material adverse effect on the Borrower, the Guarantor or the Property.

                 4.1.15   There shall be no Hazardous Substance Activity, except as fully disclosed to and approved by Lender in its sole discretion.

        4.2   Initial Disbursement.  Lender shall fund the Initial Disbursement, when the conditions precedent set forth in Paragraph 4.1 have been satisfied.

        4.3   Subsequent Disbursements.  Prior to each Subsequent Disbursement, and as conditions precedent thereto:

                 4.3.1   All conditions precedent set forth in Paragraphs 3.4 and 4.1 shall have been satisfied.

                 4.3.2   If required by Lender, Title Insurer shall have agreed to issue an endorsement to the Title Policy insuring Lender that: (a) since the previous disbursement by Lender or issuance of insurance related thereto, there has been no change in the condition of title except as may be provided by this Agreement or as may be consented to in writing by Lender; (b) there are no intervening liens or encumbrances which may then or thereafter take priority over the Disbursement to be made; and (c) there are no survey exceptions not theretofore approved by Lender. Lender hereby acknowledges and approves that some of the Improvements will be constructed on two separate lots.

                 4.3.3   Prior to the first Subsequent Disbursement for any purpose other than the Interest Reserve Amount, Borrower shall have deposited with Lender, as Borrower’s Funds, cash or collateral satisfactory to Lender, in the amount estimated by Lender to be necessary to pay for all Remaining Costs, to the extent that the aggregate amount of the Undisbursed Loan and the amount in the Borrower’s Funds Account is insufficient therefor, in Lender’s reasonable judgment.

                 4.3.4   Prior to the first Subsequent Disbursement, Borrower shall have provided to Lender an executed copy of the architect’s contract for services in a form reasonably approved by Lender, together with an Assignment of Architect Contract and an Architect Warranty, Agreement and Consent to Assignment.

                 4.3.5   Lender shall have satisfied itself that the Improvements with respect to which the Disbursement has been requested have been constructed substantially in accordance with the Plans.

                 4.3.6   Either Lender shall have received unconditional lien releases in accordance with California law from the General Contractor and from each other contractor, subcontractor and supplier of materials and services with respect to whom any previous Disbursement has been made by Lender, confirming each such Person’s receipt of its proper share of each such previous Disbursement and its waiver of any further claim to the extent thereof, or the aggregate value of unconditional lien releases outstanding (the amount paid to each subcontractor or material supplier for whom an unconditional lien release is outstanding since the date of the last such lien release) is less than fifty percent (50%) of the aggregate retainage under the Construction Contract; provided, however, in lieu of any such unconditional lien release, Borrower may provide to Lender a bond that is reasonably acceptable to Lender in form and amount.

                 4.3.7   Borrower shall acquire the Property from Peony on or before the Title Transfer Date (time being of the essence with respect thereto), and any failure to satisfy such obligation shall constitute an Event of Default under this Agreement. Borrower’s acquisition of the Property shall require Borrower to satisfy the following provisions: (a) Borrower shall pay Lender all out-of-pocket costs and expenses incurred by Lender in connection with the acquisition transaction and the assignment and assumption transaction, including, without limitation, the cost of any title insurance policies and(or) title insurance endorsements required by Lender; (b) Borrower, Peony and(or) Guarantor shall execute and(or) deliver such documents and agreements as Lender shall reasonably require in connection with the acquisition transaction and the assignment and assumption transaction, including, without limitation, an assumption agreement, financing statements, and new or reaffirmed guaranties or indemnities, all in form and substance satisfactory to Lender in Lender’s sole discretion; (c) Borrower shall deliver to Lender a UCC-1 Financing Statement to be filed with the Secretary of State for the State of California; (d) Borrower shall assume Peony’s obligations under the Deed of Trust; (e) Borrower shall deliver fully-executed assignments to Lender of all of its rights and interests in and to the Construction Contract and the Architect Contract; (f) Guarantor, as tenant, and Borrower, as landlord, shall execute the Property Lease and deliver a complete and accurate copy of the same to Lender; (g) Borrower shall deliver to Lender fully-executed copies of the Estoppel Certificate, the Subordination, Non-Disturbance and Attornment Agreement and the Assignment of Leases; (h) Borrower shall pay Lender all attorneys’ fees and costs incurred by Lender in connection with the acquisition transaction and the assignment and assumption transaction; (i) to the extent Peony has collaterally assigned to Lender its rights to any collateral, Borrower shall confirm its ownership of said collateral and execute such documentation required by Lender to collaterally assign the collateral to Lender; (j) as applicable to Borrower and Guarantor, an opinion from Borrower’s and Guarantor’s counsel addressing the matters set forth in Paragraphs 6.2 through 6.10 of this Agreement and such other matters as may be required by Lender; (k) Guarantor shall reaffirm its obligations under the Guaranty, the Completion Guaranty, the Environmental Indemnity and the Security Agreement; and (l) Borrower shall reaffirm its representations and warranties under this Agreement.

        4.4   Final Disbursement.  Prior to the Final Disbursement, and as conditions precedent thereto:

                 4.4.1   All conditions precedent set forth in Paragraphs 4.1 through 4.3 shall have been satisfied.

                 4.4.2   Lender shall have received evidence satisfactory to it that the Improvements have reached Completion.

                 4.4.3   Borrower shall have filed a notice of completion of the Improvements necessary to establish the commencement of the shortest statutory period for the filing of mechanics’ and materialmen’s liens.

                 4.4.4   Either Lender shall have received conditional lien releases on final payment from the General Contractor and from each other contractor, subcontractor and supplier of materials and services with respect to whom any previous disbursement has been made or from whom any pre-lien notice has been received, or the aggregate value of unconditional lien releases outstanding (the amount paid to each subcontractor or material supplier for whom an unconditional lien release is outstanding since the date of the last such lien release) is less than fifty percent (50%) of the aggregate retainage under the Construction Contract.

                 4.4.5   Such additional policies or endorsements shall have been issued by Title Insurer as Lender may reasonably require, with a liability limit of not less than the principal amount of the Note, and with coverage and in form satisfactory to Lender, insuring Lender’s interest under the Deed of Trust as a first lien on the Property, excepting only such matters as shall have been approved in writing by Lender.

                 4.4.6   Lender shall have received and approved an executed copy of the Property Lease.

        4.5   Stored Materials.  Lender shall have the right to specifically approve or disapprove, in its absolute judgment, all Disbursements for Stored Materials. For the purposes of this Section, “Stored Materials” shall mean materials purchased or to be purchased by Borrower or the General Contractor or any subcontractor at the date of a request for Disbursement but not yet installed or incorporated into the Project. Without limiting Lender’s approval rights as set forth above in this Section, Lender will not approve disbursements for Stored Materials until Borrower supplies to Lender: (a) evidence satisfactory to Lender that the Stored Materials are or shall be included in the coverage of the insurance policies required by the Loan Documents;

(b) evidence satisfactory to Lender from the seller or fabricator of the Stored Materials certifying that upon payment, ownership thereof will vest in Borrower free of any liens or claims of third parties; and (c) (i) evidence satisfactory to Lender that the Stored Materials are or shall be satisfactorily stored on the Project to protect against theft or damage, or (ii) if the Stored Materials are not stored or shall not be stored on the Project, then (A) evidence satisfactory to Lender that the Stored Materials are or shall be stored in a bonded warehouse or storage yard approved by Lender, and that the warehouse yard has been notified that Lender has a security interest in the subject Stored Materials, and (B) Lender shall have or will have received from Borrower the original warehouse receipt. With Lender’s prior written approval, which approval shall not be unreasonably withheld, Stored Materials for which funds have been disbursed by Lender hereunder may be stored in the yard or warehouse of the seller or fabricator, subject to satisfaction of conditions (a) and (b) in this Paragraph 4.5, and provided further that Lender receives satisfactory evidence that the Stored Materials are protected against theft and damage and have been suitably identified as belonging to Borrower for use in the Project, and that such seller has been notified of the security interest of Lender therein.

ARTICLE 5 - OTHER DISBURSEMENT PROVISIONS

         5.1   Use of Proceeds.  All Loan proceeds and Borrower’s Funds shall be disbursed as provided in this Agreement and used only for payment of the costs of construction of the Improvements in accordance with the Plans and for other purposes specified in the Loan Documents.

         5.2   Manner of Disbursement.  Disbursements shall be made by Lender in accordance with the applicable provisions of the Disbursement Schedule. The Disbursements shall be made to the General Contractor or other Persons who have actually supplied labor, material or services in connection with or incident to the construction of the Improvements (including Lender), or to such other accounts as may have been approved in writing by Lender, at Lender’s option; provided, however, that Disbursements shall be made directly by Lender to Borrower for those items that have been previously paid for by Borrower or its Affiliates and for Borrower’s overhead and administration.

        5.3    Disbursement Limitations.  Notwithstanding any other provision in this Agreement to the contrary:

                 5.3.1   Lender shall not be required to disburse, for any line item shown on the Cost Breakdown, any amount in excess of the scheduled amount for such line item.

                 5.3.2   Lender shall not be required to disburse any amount that, in its judgment, will reduce the aggregate amount of the Undisbursed Loan and the amount in Borrower’s Funds Account to less than the amount needed to pay for all Remaining Costs.

ARTICLE 6 - BORROWER'S REPRESENTATIONS AND WARRANTIES

        6.1   Inducement to Lender.  As a material inducement to Lender to enter into this Agreement and to make the Loan to Borrower, Borrower, and each signatory who signs on its or their behalf hereby unconditionally represents and warrants to Lender each of the matters set forth in this Article 6.

        6.2   Due Organization.  Borrower is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business and is in good standing in the state in which the Land is located, with full power and authority to consummate the transaction contemplated hereby.

        6.3   Borrower’s Powers.  Borrower has full power and authority to execute and enter into this Agreement, the Note, and all of the other Loan Documents, as applicable to it, to undertake and consummate the transactions contemplated thereby, to pay, perform and observe all of the conditions, covenants, agreements and obligations contained therein, and to acquire the Property on or before the Title Transfer Date.

        6.4    Completion Guaranty.  The Completion Guaranty has been duly authorized, executed and delivered by Guarantor.

        6.5    Guaranty.  The Guaranty has been duly authorized, executed and delivered by Guarantor.

        6.6    Environmental Indemnity.  The Environmental Indemnity has been duly authorized, executed and delivered by Guarantor.

        6.7    Security Agreement.  The Security Agreement has been duly authorized, executed and delivered by Guarantor and Lender has a fully perfected security interest in the collateral described in the Security Agreement.

        6.8   Litigation.  Except as may have been disclosed in a public filing in writing on or before the date of this Agreement, there are no actions, suits or proceedings pending, or to the best knowledge of Borrower threatened, against or affecting Borrower, the Property, the collateral described in the Security Agreement in which Lender has a fully perfected security interest, or involving the validity or enforceability of the Deed of Trust, the priority of the lien thereof, or the validity or enforceability of any of the other Loan Documents or the Guaranty or the Completion Guaranty, at law or in equity, or before or by any Governmental Authority. Except as may have been disclosed in a public filing in writing on or before the date of this Agreement, there are no actions, suits or proceedings pending, or to the best knowledge of Borrower threatened, against Guarantor which would, if determined adversely to Guarantor, have a material adverse effect on Guarantor or Guarantor’s ability to perform its obligations under the Completion Guaranty or the Guaranty. To the best of its knowledge, Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other Governmental Authority. To the extent any such matters are contained in a public filing, Borrower shall be obligated to provide Lender with written notice identifying the specific public filing and the specific location within said public filing of any such matters within ten (10) days after the public filling is made.

        6.9   No Violation.  The consummation of the transaction contemplated by this Agreement, and the payment and performance of all of the obligations set forth in this Agreement, the Note, the Deed of Trust and the other Loan Documents, will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, contract, loan or credit agreement, corporate charter, bylaws, partnership agreement, trust agreement or other instrument to which Borrower is a party or by which Borrower or the Property may be bound or affected.

        6.10   Binding Obligations.  This Agreement, the Note, the Deed of Trust, the other Loan Documents, the Guaranty, the Completion Guaranty and the Property Lease (which Lender shall permit as the only approved lease for the Property) each constitutes a legal and binding obligation of, and is valid and enforceable against, each party thereto other than Lender, in accordance with the terms thereof, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.

        6.11   No Default.  There is no default on the part of Borrower under this Agreement, the Note, the Deed of Trust, or any of the other Loan Documents or under the Property Lease, and, to Borrower’s knowledge, no event has occurred and is continuing which with notice or the lapse of time or both would constitute a default thereunder.

        6.12   Financial Statements.  All Financial Statements delivered to Lender are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied unless otherwise noted therein, and fairly present the respective financial conditions of Borrower and Guarantor and the subjects thereof as of their respective dates. No materially adverse change has occurred in the financial conditions reflected in the Financial Statements, and no additional borrowings have been made by Borrower, other than borrowings approved by Lender, since the Financial Statements’ respective dates, and as otherwise expressly permitted under the Loan Documents.

        6.13   Title to Land.  Until Borrower acquires title to Parcel A, Peony, and thereafter Borrower, is the sole legal and beneficial owner of Parcel A, free and clear of all claims, liens and encumbrances other than Permitted Encumbrances.

        6.14   Title to Personal Property.  Other than the collateral under the Security Agreement, all Personal Property granted as security for the Note under the Deed of Trust is vested solely in Peony until Borrower acquires title to the Personal Property, and thereafter in Borrower, free and clear of all claims, liens and encumbrances, other than Permitted Encumbrances, and the security interest of Lender in the Personal Property is a first lien thereon.

        6.15   Plans.  Peony or Borrower has all rights in and to the Plans necessary to use the same for construction of the Improvements. The Plans are satisfactory to Peony and Borrower and General Contractor, and have been approved by Peony, Borrower, Guarantor and the beneficiaries of any applicable Title Restrictions. There are no structural defects in the Improvements as shown in the Plans, and no violation of any Governmental Requirement exists with respect thereto, except any structural defect or violation that would not have a material adverse effect.

        6.16   Permits.  Until Borrower acquires title to the Land, Peony or Borrower, and thereafter Borrower, has: (a) received all requisite building permits and approvals from all applicable Governmental Authorities related to the work being performed as of the Closing Date, (b) filed or recorded all subdivision maps, plats and other instruments required in connection therewith, and (c) complied with all other Governmental Requirements related thereto except where the failure to do so would not reasonably be expected to have a material adverse effect. Once the Plans have been finalized as set forth herein, Peony and thereafter Borrower shall obtain all requisite building permits and approvals from all applicable Governmental Authorities relating to the Plans.

        6.17   Utilities.  All utility services, including, without limitation, gas, electric, water, storm and sanitary sewer and telephone facilities, necessary for the construction of the Improvements and the operation thereof for their intended purposes are available at or within the boundaries of the Land.

        6.18   Roads.  All roads necessary for the full utilization of the Improvements for their intended purposes have been completed.

        6.19   Proper Subdivision.  The Land consists of Parcel A and Parcel B. The Land is currently taxed separately without regard to any other real property. The Land may currently be mortgaged, conveyed and otherwise dealt with as a separate legal lot or parcel.

        6.20   Compliance.  The construction, use and occupancy of the Property comply in full with all Governmental Requirements and Title Restrictions except where the failure to do so would not reasonably be expected to have a material adverse effect. Neither the zoning nor any other right to construct or use the Improvements is to any extent dependent upon or related to any real property other than the Land. All approvals, licenses, permits, certifications, filings and other actions normally accepted as proof of compliance with all Governmental Requirements by prudent lending institutions that make investments secured by real property in the general area of the Land, to the extent available as of the date of this Agreement, have been duly given or taken.

        6.21   No Prior Liens or Claims.  The Deed of Trust is a valid first lien on the Project, subject only to the Permitted Encumbrances. Borrower and Guarantor shall be solely responsible for any indemnity agreements or other arrangements relating to mechanics’ liens and similar claims that may be required by Title Insurer as a condition to issuance of the Title Policy.

        6.22   Adequacy of Loan.  The aggregate amount of all Loan proceeds and any Borrower’s Funds heretofore delivered to Lender is sufficient to pay all costs of construction of the Improvements in accordance with the Plans and all Remaining Costs related thereto, except as has been specifically disclosed to and approved in writing by Lender.

        6.23   Other Financing.  Borrower has not received other financing for either the acquisition of the Land or the construction of the Improvements, except as has been specifically disclosed to and approved by Lender in writing, or is going to be paid off, prior to or concurrent with Recordation.

        6.24   Taxes.  Borrower has filed all required federal, state, county and city tax returns and has paid all taxes that are required to be paid under Paragraph 9.3. Borrower knows of no basis for any material additional assessments against it in respect of such taxes.

        6.25   Broker’s Fees.  Borrower has not dealt with any Person who is or may be entitled to any brokerage commission, finder’s fee, loan commission or other sum in connection with signing and entering into this Agreement, the consummation of the transaction contemplated hereby or the making of the Loan by Lender to Borrower, and Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all losses, costs, liabilities and expenses, including attorneys’ fees, that Lender may suffer or sustain should such representation or warranty prove to be inaccurate in whole or in part.

        6.26   Application of Disbursements.  All Loan proceeds and Borrower’s Funds heretofore disbursed to Borrower pursuant to this Agreement, if any, have been used only for payment of those items specified in the Disbursement request for which the particular Disbursement was made. Except as permitted in Sections 5.2, Borrower has not applied any such Disbursement to pay or reimburse itself, directly or indirectly, for any of Borrower’s Funds required to be deposited by the terms of this Agreement, or for any other amounts paid by Borrower or any other Person but not included in the Cost Breakdown.

        6.27   Accuracy.  All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or required by this Agreement or any of the other Loan Documents are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any untrue statement of a material fact or omit any material fact necessary to make the same not materially misleading.

        6.28   Non-Foreign Entity.  Section 1445 of the Internal Revenue Code of 1986, as amended, provides a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform Lender that the withholding of tax will not be required in the event of the disposition of the Property pursuant to the Deed of Trust, Borrower hereby certifies, under penalty of perjury, that:

(a) Borrower is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder); (b) Borrower’s U.S. taxpayer identification number is that set forth in Article 1 above; and (c) Borrower’s principal place of business is at the address set forth in Article 1 above. Borrower understands that this certification may be disclosed to the Internal Revenue Service by Lender and that any false statement contained herein could be punishable by fine, imprisonment, or both. Borrower agrees to execute such further certificates in connection therewith, which shall also be signed under penalty of perjury, as Lender shall reasonably require.

        6.29   Employee Plans.   Borrower neither maintains nor participates in any pension, retirement, profit-sharing or similar employee benefit plan.

        6.30   Natural Hazard Zones and Wetlands.  Except as disclosed in writing by Borrower to Lender prior to the execution hereof, no portion of any of the Project is located in any of the following areas, as defined under California law:

(i)	in an area designated as a “Dam Failure Inundation Area;”

(ii)	in an area designated as a “Special Flood Hazard Area;”

(iii)	in an area designated as a “High Fire Severity Zone;”

(iii)	in an area designated as a “High Fire Severity Zone;”

(iv)	in an area designated as a “Wildland Fire Area;”

(v)	in an area designated as a “Earthquake Fault Zone;”

(vi)	in an area designated as a “Seismic Hazard Zone;” or

(vii)	in an area designated as a “Wetlands.”

        6.31   Nature of Representations and Warranties.  Borrower certifies to Lender that all representations and warranties made in this Agreement and all other Loan Documents are true and correct in all material respects and do not contain any untrue statement of a material fact or omit any material fact necessary to make such representations and warranties not materially misleading. Any such representations and warranties shall remain true and correct in all material respects on the date of each request for a Disbursement and shall survive so long as any of Borrower’s obligations under this Agreement have not been satisfied or the Loan or any part thereof remains outstanding, and for any applicable statute of limitations period thereafter. Each representation and warranty made in this Agreement, in any other Loan Document, and in any other document delivered to Lender by Borrower, Peony or Guarantor shall be deemed to have been relied upon by Lender, notwithstanding any investigation, inspection or inquiry theretofore or thereafter made by or on behalf of Lender, or any disbursement made by Lender related thereto. The representations and warranties contained in this Agreement which are made to the best knowledge of Borrower have been made after commercially reasonable inquiry calculated to ascertain the truth and accuracy of the subject matter of each such representation and warranty.

ARTICLE 7 - BORROWER’S CONSTRUCTION COVENANTS

        7.1   Commencement and Completion.  Borrower agrees to commence and complete the construction of the Improvements as follows:

                 7.1.1   As of the Closing Date, Borrower shall have commenced construction of the Improvements.

                 7.1.2   Borrower shall cause construction of the Improvements to be prosecuted to Completion within the time frames in the Construction Schedule, and to be completed on or before the Completion Date.

        7.2   Construction.  Borrower shall cause the Improvements to be constructed in a good and workmanlike manner according to the Plans and the recommendations of any soils or engineering report approved by Lender. In constructing the Improvements, Borrower shall cause all applicable Governmental Requirements and Title Restrictions to be complied with. If necessary, the Plans shall be modified to comply with the Governmental Requirements and Title Restrictions, subject to the provisions of the following Paragraph 7.3.

        7.3   Plans.  There shall be no material change, amendment or modification of the Plans, the General Contract or any subcontract without the prior written approval of Lender, which approval shall not be unreasonably withheld, as follows:

                 7.3.1   A material change for purposes of this Paragraph shall include, without limitation, any change that: (a) involves a cost of more than the Change Order Amount, whether such change increases or decreases the total cost of the Improvements; (b) together with costs associated with prior changes, results in an increase in the total cost of changes of more than the Aggregate Change Order Amount; (c) materially changes the square footage of the Improvements; (d) constitutes a material change in the building material, equipment specifications, architectural or structural design, value or character of any of the Improvements; (e) would affect the structural integrity, quality or overall efficiency of the Improvements, its operating or utility systems; (f) requires the approval of any Person other than the parties to the General Contract or subcontract or Lender; or (g) might adversely affect the value of Lender’s security for the Loan. Notwithstanding the foregoing, it is acknowledged by the parties hereto that the Plans are still being prepared as of the Closing Date, and that once the Plans for the shell and the tenant improvements have been completed, the same shall be subject to review and approval by Lender, which approval shall not be unreasonably withheld, if such Plans are a logical evolution of and consistent with the Plans as of the date hereof.

                 7.3.2   Requests for approval shall be submitted on a Change Order form acceptable to Lender signed by Borrower and, if required by Lender, the General Contractor, accompanied by working drawings and a written narrative of the proposed change. Lender shall not be required to consider approval of any change unless all other approvals that are required from other Persons have been obtained. As conditions to its approval, (a) Lender may require satisfactory evidence of the cost and of the time necessary to complete the proposed change, and (b) to the extent Lender determines that the proposed change may result in any increased cost, Lender may make written demand upon Borrower to deliver the amount of the increased costs to Lender as Borrower’s Funds for deposit into the Borrower’s Funds Account. Lender is under no duty to review or inform Borrower of the quality or suitability of the Plans, the General Contract, any other contract or subcontract or any changes thereto.

                 7.3.3   Borrower acknowledges that the process of obtaining the information needed to put Lender in a position to approve a proposed change may cause delays. Borrower consents to such delays and agrees to cooperate diligently with Lender in gathering the information required by Lender with respect to any such proposed change. All contracts hereinafter entered into by Borrower, the General Contractor, and other contractors and subcontractors after the date of this Agreement related to the Property shall contain covenants to the same effect as the covenants made by Borrower in this Paragraph 7.3.3. Lender agrees to review, and approve or disapprove, proposed changes in the Plans and Change Orders on a reasonably diligent and timely basis.

        7.4   Cost Breakdown.  There shall be no change in the Cost Breakdown without Lender’s prior written approval, which may be given or withheld at Lender’s sole discretion. Without limiting the generality of the foregoing, there shall be no re-allocation of amounts between line items without such prior written approval. Requests for approval shall be submitted on a form acceptable to Lender, signed by Borrower and accompanied by a written narrative of the proposed change. As conditions to its approval, (a) Lender may require satisfactory evidence of the reasons for the proposed change, and (b) to the extent Lender determines that the proposed change may result in an increase in any cost item, Lender may make written demand upon Borrower to deliver the amount of the increased cost to Lender as Borrower’s Funds for deposit into the Borrower’s Funds Account. On the Closing Date, a portion of the Project Costs set forth in Cost Breakdown may be attributable to the cost of grading and other site work on Parcel B (the “Parcel B Site Work”) that is unrelated to the construction of the Improvements. If Borrower provides Lender with a revised Cost Breakdown that excludes the costs of the Parcel B Site Work from the amount of Project Costs set forth on such revised Cost Breakdown, the amount of Project Costs is not reduced below $67,333,170, and Lender acting in its reasonable discretion delivers approval of such revisions, then Lender should make Disbursement to Borrower in an amount equal to the reduction in the amount of Project Costs that is shown on such Cost Breakdown.

        7.5   Construction Information.  Lender shall have the right to obtain information regarding the construction of the Improvements, and to take action with respect thereto, as follows:

                 7.5.1   From time to time, and within ten (10) days after receipt from Lender of a request therefor, Borrower shall deliver to Lender: (a) a List of Contractors, together with copies of each contract and subcontract identified therein and all amendments thereto; (b) a Project Cost Schedule; (c) a Construction Schedule; and (d) with respect to any item designated above which has been previously delivered, such updates thereof as Lender may request.

                 7.5.2   Borrower expressly authorizes Lender to contact any contractor, subcontractor or supplier of materials or services, and at all reasonable times to enter the Land and inspect the Improvements and work of construction, in order to verify information disclosed pursuant to this Paragraph 7.5.2 or for any other purpose. All contracts hereinafter entered into by Borrower, the General Contractor, and other contractors and subcontractors after the date of this Agreement related to the Property shall require the disclosure to Lender of information sufficient to make such verification.

                 7.5.3   Lender has approved General Contractor. Lender retains the right to disapprove of any replacement General Contractor. Lender’s approval of General Contractor shall not constitute a representation, warranty or acknowledgment by Lender that General Contractor is in fact qualified.

        7.6   Inspections.  Borrower shall or Borrower shall cause Peony to permit Lender to make inspections and to obtain other information related to the Loan, the Land and the Improvements, as follows:

                 7.6.1   Lender shall have the right at all reasonable times to enter upon the Land, to inspect the Improvements and all materials to be used in the construction thereof, and to examine the Plans and all shop drawings which are or may be kept at the construction site. Borrower shall cooperate with Lender and shall cause the General Contractor and all other contractors, subcontractors and suppliers of materials or services to cooperate with Lender toward that end.

                 7.6.2   Lender shall have the right at all reasonable times to examine, copy and make extracts of the books, records, accounting data and other documents of Borrower, the General Contractor, and all other contractors, subcontractors and suppliers of materials or services in connection with the work of constructing the improvements, including, without limitation, all permits, licenses, consents and approvals related thereto; provided, however, Lender shall have such right only to the extent the General Contractor or the respective subcontractor or supplier is paid on a time and materials basis. To the extent within Borrower’s control, such books, records, accounting data and other documents shall be made available to Lender promptly upon written demand therefor. All contracts hereinafter entered into by Borrower, the General Contractor, and other contractors and subcontractors after the date of this Agreement relating to the construction of the Improvements shall require agreement to the foregoing inspection rights; provided, however, Lender shall have such right only to the extent the General Contractor or the respective subcontractor or supplier is paid on a time and materials basis.

                 7.6.3   Without in any way limiting the generality of the foregoing, Lender may require an inspection of the Property by any Inspection Agent: (a) prior to each Disbursement; (b) at least once each month during the course of construction, whether or not any Disbursement is to be made for that month; (c) upon Completion of construction of the Improvements; and (d) at least annually thereafter so long as any of Borrower’s obligations under this Agreement have not been satisfied or the Loan or any part thereof remains outstanding, and for any applicable statute of limitations period thereafter. Borrower shall pay the Inspection Agent’s standard fee for its inspections, other than inspections occurring after payment of the Loan in full, reserving to Lender, however, all rights under the Environmental Indemnity, the Environmental Indemnity-Borrower, the Guaranty and the Completion Guaranty.

                 7.6.4   Lender is under no duty to supervise or to inspect the work of construction or any books, records, accounting data or other documents. Lender’s failure to inspect, discover or disclose any information available to Lender in connection with any such inspection shall not constitute a waiver of any of Lender’s rights under this Agreement. Lender’s inspection not followed by notice of an Event of Default shall not constitute a waiver of any Event of Default then existing. Any such inspection by Lender shall be for the sole purpose of protecting the security of Lender, and shall in no way be construed as a representation, warranty or acknowledgment by Lender that there has been or will be compliance with the Plans or that the construction is or will be free from faulty materials or workmanship.

        7.7    Approved Contracts Only.  Borrower shall not sign or enter into any contract or become a party to any arrangement for the performance of work on the Land except as may be approved by Lender or with respect to which Lender has waived the requirement for approval. Unless and until Lender so informs Borrower to the contrary, the approval requirement shall be deemed waived for any contracts of less than $500,000 in the aggregate.

        7.8   No Conditional Sales.  Borrower shall not install any personal property, materials, equipment or fixtures subject to any security agreement or other contract wherein the right is reserved to any Person to remove or repossess any such personal property, material, equipment or fixtures, or whereby title to the same is not completely vested in Borrower at the time of installation, without Lender’s written consent; provided, however, Borrower shall not be required to obtain Lender’s consent for the acquisition or the installation of laboratory equipment on the Property so long as Loan proceeds are not utilized for said equipment; provided, further, this Section 7.8 shall not apply to furniture, trade fixtures or equipment that are owned by or leased to Guarantor.

        7.9   Liens and Stop Notices.  If any claim of lien is recorded which affects the Property (other than a Permitted Encumbrance) or a stop notice is served upon Lender which affects the Loan or Borrower’s Funds, Borrower shall, or Borrower shall cause Peony to, within thirty (30) days after such recording or service: (a) pay and discharge the same; (b) effect the release thereof by recording or delivering to Lender a surety bond in form and amount satisfactory to Lender; or

(c) provide Lender with other assurance which Lender, in its sole discretion, deems to be satisfactory for the payment of such lien or stop notice and for the full and continuous protection of Lender from the effect thereof. If Borrower fails to remove any lien on the Improvements or bonded stop notice against the Loan or Borrower’s Funds, and fails to provide satisfactory security in lieu of removal of such lien or stop notice as provided in “(b)” above and fails to provide Lender with the assurances as provided in “(c)” above, Lender may pay such lien or stop notice, or may contest the validity thereof, paying all costs and expenses of contesting the same, including attorneys’ fees, and may debit Borrower’s Funds or the Undisbursed Loan Account, as applicable, for all payments made and costs and expenses incurred by Lender in doing so.

        7.10   DeIay.  Borrower shall promptly notify Lender in writing of any event causing material delay or interruption of the construction or its timely completion. The notice shall specify the particular work delayed, and the cause and period of each delay.

        7.11   Surveys.  At Lender’s request, Borrower shall deliver to Lender: (a) a perimeter survey of the Land; (b) upon completion of the foundations for the Improvements, a survey showing the location of the Improvements on the Land and showing that the Improvements are located entirely within the Land and do not encroach upon any easement or breach or violate any Governmental Requirements or Title Restrictions; and (c) upon Completion of the Improvements, an “as-built” survey acceptable to Title Insurer as an ALTA survey. All such surveys shall be made and certified by a licensed engineer or surveyor.

        7.12   Correction of Defects.  If in Lender’s opinion any work is not in substantial conformance with the Plans or is otherwise defective or unsatisfactory to Lender, Lender shall have the right to stop such non-conforming work and any other work that may be affected thereby and order its replacement, whether or not such non-conforming work has theretofore been incorporated into the Improvements. Failure within thirty (30) days from the date Lender notifies Borrower of such non-conforming work to diligently endeavor to correct, or cause the respective contractor to correct, non-conforming work shall constitute an Event of Default under this Agreement. The advance of any Loan proceeds or Borrower’s Funds shall not constitute a waiver of Lender’s right to require compliance with this covenant.

        7.13   Construction Responsibilities.  Borrower shall be solely responsible for all aspects of Borrower’s business and conduct in connection with the Property, including, but not limited to, the quality and suitability of the Plans, their compliance with all Governmental Requirements and Title Restrictions, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, subcontractors, suppliers, consultants and property managers, the accuracy of all applications for payment, and the proper application of all Disbursements. Lender is not obligated to supervise, inspect or inform Borrower or any third party of any aspect of the construction of the Improvements or any other matter referred to above. Any inspection or review by Lender is to determine whether Borrower is properly discharging its obligations to Lender and may not be relied upon by Borrower or any third party. Lender owes no duty of care to Borrower or any third party to protect against, or to inform Borrower or any third party of, any negligent, faulty, inadequate or defective design or construction of the Improvements.

ARTICLE 8 - HAZARDOUS SUBSTANCES

        8.1   Borrower’s Representation and Warranty.  Before signing this Agreement, Borrower researched and inquired into the previous uses and ownership of the Land. Based on that due diligence, Borrower represents and warrants that no Hazardous Substances have been discharged, disposed of or released or otherwise exists in, on, under or to the Land, except as Borrower has disclosed to Lender in writing as Exhibit “L” attached hereto and incorporated herein by this reference.

        8.2   Borrower’s Indemnity. Borrower shall indemnify, hold harmless, protect and defend Lender and its directors, officers, employees, partners, attorneys, agents, participants, successors and assigns, and each of them, from and against any and all Environmental Losses.

        8.3   Compliance With Environmental Laws.  Borrower has complied, and shall comply and cause all occupants of the Land and the Improvements to comply, with all Environmental Laws which apply or pertain to the Land, the Improvements or the uses thereon or therein by Borrower or any tenant or other occupant. Borrower acknowledges that Hazardous Substances may permanently and materially impair the value and use of real property and that breach of this covenant constitutes willful misconduct and intentional waste of the Land.

        8.4   Notices to Lender.  Borrower shall give immediate written notice to Lender of: (a) any proceeding, inquiry, notice or other communication by or from any Governmental Authority, including, but not limited to, the California State Department of Health Services and the Environmental Protection Agency, regarding the presence, release, discharge or existence of any Hazardous Substance on, under or about the Land or any migration thereof from or to the Property or any actual or alleged violation of any Environmental Laws; (b) all claims made or threatened against Borrower or the Property relating to any damage, liability, potential liability, loss or injury resulting from or pertaining to any Hazardous Substance Activity or violation of any Environmental Laws; (c) Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Land that could cause the Land or the Improvements or any part thereof to be subject to any restrictions on ownership, occupancy, transferability or use, or subject the owner or any person having any interest in the Property to any liability, penalty or disability under any Environmental Law, including, but not limited to, any that could cause the Land or any part thereof to be classified as “border-zone property” under the provisions of California Health & Safety Code §§ 25220, et seq. or any regulation thereunder or in connection therewith; and (d) Borrower’s receipt of any notice or discovery of any information regarding any actual, alleged or potential use, manufacture, production, storage, spillage, seepage, release, discharge, disposal or any other presence or existence of any Hazardous Substances on, under or about the Property (except as permitted under Paragraph 8.7), or any violation of any Environmental Laws pertaining to Borrower or the Land. Immediately upon receipt of any of the following, Borrower shall deliver copies to Lender: any and all orders, notices, permits, applications, reports and other communications, documents and instruments pertaining to any Hazardous Substance Activity or the violation of any Environmental Laws pertaining to Borrower or the Property. Lender shall have the right, but not the obligation, to join and participate in as a party if it so elects, any legal proceedings or actions in connection with the Property involving any Hazardous Substance Activity or any Environmental Laws, and Borrower shall reimburse Lender upon demand for all of Lender’s costs and expenses in connection therewith, including attorneys’ fees.

        8.5   Site Visits, Observations and Testing.  Lender and its agents and representatives shall have the right at any reasonable time to enter and visit the Property for the purposes of observing the Land, taking and removing soils or groundwater samples, and conducting tests on any part of the Property. Lender is under no duty, however, to visit or observe the Land or to conduct tests, and any such acts by Lender shall be solely for the purpose of protecting Lender’s security and preserving Lender’s rights under the Loan Documents. No site visit, observation or testing by Lender shall result in a waiver of any default of Borrower or impose any liability on Lender. In no event shall any site visit, observation or testing by Lender be a representation that Hazardous Substances are or are not present in, on or under the Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Substances or any other applicable governmental law. Neither Borrower nor any other party is entitled to rely on any site visit, observation or testing by Lender. Lender owes no duty of care to protect Borrower or any other party against, or to inform Borrower or any other party of, any Hazardous Substances or any other adverse condition affecting the Property. Lender shall not be obligated to disclose to Borrower or any other party any report or findings made as the result of, or in connection with, any site visit, observation or testing by Lender. In each instance, Lender shall give Borrower reasonable notice before entering the Property. Lender shall make reasonable efforts to avoid interfering with Borrower’s use of the Property in exercising any rights provided in this Paragraph 8.5, and shall cooperate as reasonably requested by Borrower to avoid delay in construction of the Improvements. To the extent any such delay cannot be avoided, the Completion Date shall be extended as Lender deems reasonably appropriate in view of all the circumstances.

        8.6   Clean-Up.  Borrower agrees, at its sole cost and expense and upon the demand of Lender, to promptly take all actions to remediate the Property, as validly required by any federal, state, or local government agency, which remediation is necessitated from the presence upon or beneath the Property of Hazardous Substances. Such actions shall include, but not be limited to, the investigation of Hazardous Substances on, about, or under the Property, the preparation of any feasibility studies, reports, or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring, or restoration work, whether on or off the Property, relating to said Hazardous Substances. Borrower shall promptly provide to Lender copies of all testing results and reports that are generated in connection with the above activities. Promptly upon completion of such investigation and(or) remediation, Borrower shall permanently seal, cap, or properly abandon all monitoring wells and test holes to industrial standards in compliance with applicable federal, state, and local laws and regulations, remove all associated equipment, and restore the Property to the maximum extent possible, which shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation and(or) remediation provided hereunder.

        8.7   Exception for Ordinary and Reasonable Use of Hazardous Substances Permitted by Law.  Nothing in this Article shall preclude the use by Borrower or General Contractor, subcontractors, tenants and agents from using materials that may be classified Hazardous Substances, so long as such use is permitted by applicable law and is of such types and in such quantities as is ordinary and reasonable in the construction and operation of the Project.

ARTICLE 9 - BORROWER'S OTHER COVENANTS

        9.1   Deposit of Borrower’s Funds; Loan Balancing.  From time to time, and within ten (10) days after receipt from Lender of written demand therefor, Borrower shall deliver Borrower’s Funds to Lender for deposit into the Borrower’s Funds Account, as and to the extent expressly required by this Agreement. If Borrower’s Funds shall be located in the Borrower’s Funds Account such amounts shall be disbursed before the disbursement of any Loan proceeds, except as may otherwise be agreed by Lender in writing. If at any time in Lender’s reasonable judgment, the Loan is out of a balance, Lender may make such a demand upon Borrower and, within such ten (10) day period, Borrower shall deliver to Lender as Borrower’s Funds an amount equal to the deficiency set forth in the demand for deposit into the Borrower’s Funds Account. The Loan shall be deemed “out of balance,” if either: (a) the amount required at that time to complete and pay for the construction of the Improvements and the other items contemplated by the Cost Breakdown (excluding the amount of interest Lender estimates shall accrue on the Loan prior to the Initial Maturity Date) is more than the Undisbursed Loan (except the Interest Reserve Amount) and the amounts then on deposit in the Borrower’s Funds Account allocated for such costs; or (b) the amount of interest Lender estimates to accrue on the Loan from the time of calculation to the Initial Maturity Date is more than the undisbursed Interest Reserve Amount. If Lender determines at any time that the Loan is out of balance, then, in addition to all other rights and remedies of Lender, Lender may decline to make further Disbursements under the Loan unless and until Borrower has made the deposit set forth in this Paragraph.

        9.2   Maintain Records.  Borrower shall keep and maintain full and accurate accounts and records of its operations according to generally accepted accounting principles and practices for its type of business. Borrower shall provide Lender with financial information for Borrower and Guarantor in a format acceptable to Lender, at least quarterly, delivered within forty-five (45) days of the end of each such quarter, or as otherwise required by Lender. All financial statements of Borrower and Guarantor delivered annually shall be delivered within ninety (90) days of the end of each such fiscal year. All financial statements of Borrower and Guarantor shall be internally prepared on a consolidated basis and certified to Lender by the senior management of Borrower. Borrower shall also provide to Lender, after Completion of the Improvements, quarterly operating statements for the Property, delivered within forty-five (45) days of the end of each such quarter. At the request of Lender, Borrower shall deliver to Lender copies of all financial information to be delivered to its members pursuant to the provisions and conditions of Borrower’s operating agreement. So long as the Guarantor is subject to the reporting provisions of the Exchange Act, the timely filing (including all permissible extension periods provided under Rule 12b-25 under the Exchange Act) on the Securities and Exchange Commission’s EDGAR system of the Guarantor’s quarterly report on Form 10-Q for such period and annual report on Form 10-K for such period will be deemed to satisfy all of the foregoing requirements of this Paragraph.

        9.3   Taxes.  Borrower shall pay and discharge all lawful claims, including taxes, assessments and governmental charges or levies, imposed upon Borrower, Borrower’s income or profits and upon all properties belonging to Borrower, before the date upon which penalties attach thereto; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge or levy, the payment of which is being contested in good faith and by proper proceedings as provided in the Deed of Trust. Borrower shall also provide Lender with copies of its Federal tax returns at the time of filing, if any.

        9.4   Notification of Default.  Borrower shall promptly notify Lender in writing of the occurrence of any Event of Default as defined in this Agreement, or of any facts then in existence that would constitute an Event of Default upon the giving of notice or the lapse of time or both.

        9.5   Payment of Costs.  Borrower shall bear all costs and expenses required to satisfy the provisions and conditions of this Agreement, including, without limitation, the costs and expenses of Lender’s counsel in connection with the Loan. Lender is hereby authorized to disburse the same upon the Closing Date and from time to time thereafter, directly to such Persons, including Lender, as may be entitled thereto pursuant to this Agreement.

        9.6   Additional Financial Information.  All financial information delivered by Borrower to Lender shall be in a form acceptable to Lender, and shall be the most recent that has been prepared by or for the subjects thereof. Lender may rely thereon until otherwise notified in writing by Borrower, and may, but shall not be obligated to, verify the information contained therein. From time to time, Lender may receive financial information about Borrower from others, and may answer consistent with standard banking practices questions and requests from others seeking credit and experience information about Borrower and its relationships with Lender. So long as the Guarantor is subject to the reporting provisions of the Exchange Act, the timely filing (including all permissible extension periods provided under Rule 12b-25 under the Exchange Act) on the Securities and Exchange Commission’s EDGAR system of the Guarantor’s quarterly report on Form 10-Q for such period and annual report on Form 10-K for such period will be deemed to satisfy all of the foregoing requirements of this Paragraph.

        9.7   Leasing.  Without the prior written consent of Lender, which shall be granted or denied by Lender in its sole discretion, Borrower shall not: (a) amend, modify or terminate the Property Lease once it has been executed; or (b) enter into any lease or other occupancy or use agreement for the Property or any portion thereof. All easements, declarations, covenants, conditions, restrictions and dedications affecting the Land shall be submitted to Lender for its written approval, accompanied by a drawing or survey showing the precise location thereof, and such approval (in Lender’s sole discretion) shall be obtained prior to Borrower’s signing, entering into or granting the same. Notwithstanding the foregoing, Guarantor or Borrower shall be entitled to enter into a sublease for up to 10% of the aggregate square footage of the structures on the Property for an individual sublease, or up to 20% of the aggregate square footage of the structures on the Property for subleases in the aggregate, on terms consented to by Lender, which consent shall not be unreasonably withheld.

        9.8   Compliance.  Except for Civil Code Section 3110.5, and subject to the provisions and conditions of Paragraph 9.17, Borrower shall comply promptly with all Governmental Requirements and Title Restrictions, shall cause all conditions in this Agreement to be satisfied at the time and in the manner provided in this Agreement, and, if payment of the Note is to be insured or guaranteed by any Governmental Authority or private insurer, shall comply with all statutes, rules, regulations and requirements related thereto or provided in any commitment issued by such Governmental Authority or insurer.

        9.9   Disbursements in Trust.  Funds disbursed to Borrower under this Agreement shall be received by Borrower in trust, and Borrower agrees that the same shall be used only for payment of the items specified in the Disbursement request for which the particular Disbursement was made. Except as permitted in Section 5.2, Borrower shall not apply any such Disbursement to pay or reimburse itself, directly or indirectly, for any Borrower’s Funds required to be deposited by the terms of this Agreement, or for any other amounts paid by Borrower or any other Person but not included in the Cost Breakdown.

        9.10   Occupancy Permits.  Borrower shall obtain and deliver to Lender evidence of approval of the Improvements in their entirety for permanent occupancy by all applicable Governmental Authorities, and by any applicable Board of Fire Underwriters or its equivalent, to the extent that any such approval is a condition to the lawful use and occupancy thereof, or other evidence thereof satisfactory to Lender in its sole discretion.

        9.11   Bill of Sale.  If requested by Lender, Borrower shall promptly deliver to Lender any bills of sale, statements, receipts, contracts or agreements under which Borrower claims title to any materials, fixtures or articles incorporated into the Improvements.

        9.12   Improvement District.  Without Lender’s prior written approval, which may be granted or denied in Lender’s sole discretion, Borrower shall not, directly or indirectly, advocate or assist in the incorporation of any of the Property into any improvement or other assessment district.

        9.13   Lender’s Signs.  Borrower shall erect or cause to be erected a Lender-furnished sign or signs in a size and at a location desired by Lender on the Land, identifying Lender as the construction lender, provided that such signs do not interfere with the reasonable course of construction of the Improvements. The size and placement of such signs shall be such as to notify as many contractors, subcontractors, and suppliers of materials and services on the job as is reasonably possible of the name, address and telephone number of Lender. Borrower shall exercise due care, and shall cause the General Contractor and other contractors, subcontractors and suppliers to exercise due care, to protect such sign or signs from damage.

        9.14   Property Manager.  Except as permitted under Paragraph 4.4 of the Deed of Trust, Borrower shall obtain Lender’s prior written approval, which approval may be granted or denied in Lender’s sole discretion, of the identity of the Property manager for the Property and the terms of the applicable property management agreement.

        9.15   Security Interest.  As additional security for the obligations of Borrower contained in this Agreement and all of the other Loan Documents, Borrower hereby grants to Lender a security interest in funds and instruments of Borrower on deposit with Lender or at any branch of Lender.

        9.16   Title Transfer Date.  Borrower covenants that it shall satisfy all of the conditions precedent to its purchase of the Property from Peony on or before the Title Transfer Date, including, without limitation, the conditions precedent set forth in Paragraph 4.3.7.

        9.17   Civil Code Section 3110.5.  If at any time General Contractor demands that Borrower or Peony comply with Civil Code Section 3110.5 or Guarantor’s Tangible Net Worth falls below $150,000,000, then Borrower shall within ten (10) days of the occurrence of either such event, obtain and thereafter maintain a sufficient bond or letter of credit necessary to satisfy such statute, or establish and thereafter maintain the requisite funds in an escrow account necessary to satisfy the statute.

ARTICLE 10 - INSURANCE

        10.1   Title Insurance.  At Recordation, Borrower shall at its expense deliver or cause to be delivered to Lender a Title Policy, which shall be an ALTA LP-10 policy of title insurance or its equivalent, with a liability limit of not less than the principal amount of the Note, issued by Title Insurer, insuring Lender as to the validity and priority of the Deed of Trust as a first lien on the Land, together with such endorsements and reinsurance or co-insurance agreements as Lender may require. The Title Policy shall contain only such exceptions from its coverage as shall have been approved in writing by Lender. After the Closing Date, Borrower shall, at its expense, deliver or cause to be delivered to Lender from time to time, within five (5) Business Days after Lender’s request therefor, such additional endorsements to the Title Policy as Lender may require. Borrower shall furnish to Title Insurer all surveys and any other information required to enable it to issue the Title Policy and such endorsements.

        10.2   Insurance.  Before the Closing Date, Borrower shall procure, and at the Closing Date deliver to Lender and thereafter maintain, policies of insurance in form and content and issued by insurers satisfactory to Lender, as follows:

                 10.2.1   Until completion of the Improvements, a policy or policies of builder’s “all risk” insurance in an amount not less than the full insurable value of the Improvements, with lender’s loss payable endorsement satisfactory to Lender.

                 10.2.2   At any time when Borrower does not maintain the insurance described in Subparagraph 10.2.1, policies of insurance insuring the Property against loss or damage by risks embraced in coverage of the type now known as the broad form of all-risk, extended coverage, in an amount not less than the full replacement cost of the Improvements, and with not more than $250,000.00 deductible. The policies of insurance shall contain the “replacement cost endorsement”.

                 10.2.3   Commercial general liability insurance, including coverage for any elevators and escalators occupying a portion of the Improvements, on an “occurrence basis” against claims for “personal injury,” including, without limitation, bodily injury or death, or “property damage” occurring on, in or about the Property or the adjoining streets or sidewalks, or arising from or connected with the use, conduct or operation of Borrower’s business or interests, in the amount of $10,000,000 per occurrence with respect to personal injury, death of any one person and property damage. Lender shall have the right from time to time to require an increase in the amount of coverage based on the standard practices in Borrower’s industry in the general geographic area of the Land and the risks involved in Borrower’s business, operations or interests.

                 10.2.4   Workers’ compensation insurance to the extent required by law.

                 10.2.5   At any time when Borrower does not maintain the insurance described in Subparagraph 10.2.1, insurance against loss or damage to the Personal Property by fire and other risks covered by insurance of the type now known as the broad form of all-risk, extended coverage.

                 10.2.6   Insurance against flood damage, including surface waters, if the Land is located in an area considered a flood risk by the United States Department of Housing and Urban Development, in an amount not less than the full replacement cost of the Improvements and the Personal Property.

                 10.2.7   Such other insurance against such risks or hazards, and in such amounts, as may from time to time be reasonably required by Lender.

        10.3   Form of Policies.  Each policy of insurance required under the preceding Paragraph shall be with a company approved by Lender, shall contain the “standard non-contributory mortgagee clause” and the “standard lenders’ loss-payable clause,” or their equivalents, in favor of Lender, and shall provide that it shall not be modified or canceled without thirty (30) days’ prior written notice to Lender (ten (10) days for cancellation for non-payment). Lender shall be furnished with the original or a certified copy of the original of each such policy. Borrower shall also furnish Lender with receipts for the payment of premiums on such policies or other evidence of such payment reasonably satisfactory to Lender. If Borrower does not provide Lender with evidence of renewal of an existing policy or a new policy of insurance at least two (2) days before the expiration of any expiring policy, then Lender may, but shall not be obligated to, procure such insurance, and Borrower shall pay the premiums thereon to Lender promptly upon demand.

        10.4   Insurance Responsibility.  Lender shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any such insurance, incur any liability for the form or legal sufficiency of insurance contracts, solvency of insurers or payment of losses, and Borrower hereby expressly assumes full responsibility therefor and all liability related thereto, if any.

ARTICLE 11 - DEFAULT

        11.1   Events of Default.  At the option of Lender, each of the following events shall constitute an Event of Default under this Agreement (including, if Borrower consists of more than one Person, the occurrence of any of such events with respect to any one or more of such Persons).

        11.2   Payment.  Borrower’s failure to pay when due any sum payable under the Note or Borrower’s failure to pay, in each case within ten (10) days after the due date thereof, any other sum payable under any of the other Loan Documents.

        11.3   Borrower’s Funds.  Borrower’s failure to deliver any Borrower’s Funds to Lender for deposit into the Borrower’s Funds Account as and when required by this Agreement.

        11.4   Performance.  Borrower’s failure to perform any of its obligations under any covenant or agreement set forth in this Agreement, if such failure is not cured within thirty (30) days after written notice from Lender (or such longer period as is reasonably determined by Lender to be necessary for completion of the cure, so long as Borrower begins promptly and thereafter diligently continues to cure the failure).

        11.5   Other Loan Documents.  Borrower’s failure to perform any of its obligations under any covenant or agreement set forth in the Note, Deed of Trust (after the Title Transfer Date), or any of the other Loan Documents, if such failure is an event of default thereunder and is not cured within the applicable cure period (if any).

        11.6   Governmental Requirements.  Borrower’s failure to comply with any Governmental Requirements within the applicable cure period (if any), where such failure could be expected to have a material adverse effect on the Borrower or the Project, as determined by Lender in its sole discretion and is not cured within the earlier of thirty (30) days after written notice from Lender or the cure period under the applicable Governmental Requirement.

        11.7   Title Restrictions.  Borrower’s failure to comply with any Title Restrictions within the applicable cure period (if any), where such non-compliance could be expected to have an adverse effect on the Project, as determined by Lender in its sole discretion.

        11.8   Representations and Warranties.  The failure of any of Borrower’s representations or warranties contained in this Agreement or in any of the other Loan Documents to be true, if such failure continues for a period of thirty (30) days after written notice by Lender to Borrower of such failure.

        11.9   Expiration of Permits.  Borrower’s neglect, failure or refusal to keep in full force and effect any permit, license, consent or approval required for the then current stage of construction, occupancy or use of the Improvements, if such neglect, failure or refusal continues for a period of thirty (30) days after written notice by Lender to Borrower of such failure, it being acknowledged that certain permits, licenses, consents and approvals will only be obtained after the Closing Date.

        11.10   Junior Encumbrances.  The imposition, voluntarily or involuntarily, of any lien or encumbrance upon Project, other than Permitted Encumbrances, without Lender’s prior written consent, which Lender may grant or deny in its sole discretion.

        11.11   Construction.  Any material deviation in the work of construction from the Plans, or the appearance or use of defective workmanship or materials in the construction of the Improvements, if Borrower fails to remedy the same to Lender’s satisfaction within thirty (30) days after Lender’s written demand to do so (or such longer period as is reasonably determined by Lender to be necessary for completion of the cure, so long as Borrower begins promptly and thereafter diligently continues to cure the failure).

        11.12   Construction Schedule.  Subject to Force Majeure, Borrower’s failure either: (a) to complete the construction of the Improvements by the Completion Date; or (b) to complete any material portion of such construction substantially within the time projected for such Completion on any Construction Schedule provided to Lender pursuant to this Agreement.

        11.13   Condemnation.  Unless the conditions set forth in Paragraph 4.8(a) of the Deed of Trust for the Trustor to utilize Net Claims Proceeds (as defined in the Deed of Trust) have been satisfied within ninety days after the conclusion of such proceedings, the commencement of proceedings by any Governmental Authority for the condemnation, seizure or appropriation of any material portion of the Property.

        11.14   Destruction of Improvements.  Unless the conditions set forth in Paragraph 4.8(a) of the Deed of Trust for the Trustor to utilize Net Claims Proceeds (as defined in the Deed of Trust) have been satisfied within ninety days after such demolition, destruction or substantial damage, the demolition, destruction or substantial damage of the Improvements, if Lender determines that the Improvements cannot be restored or rebuilt within a reasonable time, at a cost not exceeding the aggregate amount of the Undisbursed Loan, the available insurance proceeds and the amount (if any) in the Borrower’s Funds Account.

        11.15   Uninsured Casualty.  Unless the conditions set forth in Paragraph 4.8(a) of the Deed of Trust for the Trustor to utilize Net Claims Proceeds (as defined in the Deed of Trust) have been satisfied within ninety days after such uninsured casualty, the occurrence of an uninsured casualty with respect to any material portion of the Property, unless: (a) Lender determines that the Property so affected can be restored or rebuilt within a reasonable time; and (b) Borrower promptly following the casualty delivers Borrower’s Funds in the amount necessary to pay all costs and expenses associated with such restoration or rebuilding.

        11.16   Liens and Stop Notices.  The filing of any lien or stop notice against the Property, if the claim of lien or stop notice continues for thirty (30) days without discharge, satisfaction or the making of provision for payment to the satisfaction of Lender, in its sole discretion.

        11.17   Property Lease Default.  A default under the Property Lease, and without regard to any notice and cure periods, by either Borrower, as landlord, or Guarantor, as tenant, under the Property Lease if such failure is not cured within thirty (30) days after written notice thereof (or such longer period as is reasonably determined by Borrower or Guarantor to be necessary for completion of the cure, so long as Borrower or Guarantor begins promptly and thereafter diligently continues to cure the failure).

        11.18   Attachment.  The attachment, levy, execution or other judicial seizure of any portion of the Property or any other collateral provided by Borrower under any of the Loan Documents which is not released, expunged, discharged or dismissed before the earlier of: (a) thirty (30) days after such attachment, levy, execution or seizure; or (b) the sale of the assets affected thereby.

        11.19   Voluntary Bankruptcy.  Borrower’s filing of a petition for relief under the Bankruptcy Reform Act of 1978, as amended or recodified, or under any other present or future federal or state law regarding bankruptcy, reorganization or other relief to debtors, or Borrower’s insolvency or inability to pay its debts as they mature, or Borrower’s making a general assignment for the benefit of creditors, or Borrower’s applying for a receiver, trustee, custodian or liquidator for Borrower or any of its property, or the filing by or against Borrower of a petition or the commencement of any other procedure to liquidate or dissolve Borrower.

        11.20   Involuntary Bankruptcy.  Borrower’s failure to effect a full dismissal of any involuntary petition, under the Bankruptcy Reform Act of 1978, as amended or recodified, or under any other present or future federal or state law regarding bankruptcy, reorganization or other relief to debtors, that is filed against Borrower or that in any way restrains or limits Borrower or Lender regarding the Loan, the Property or the Project, before the earlier of (a) the entry of any order granting relief sought in the involuntary petition, or (b) sixty (60) days after the date of filing of the petition, or Borrower’s filing of any pleading in any such involuntary proceeding which admits the jurisdiction of the court or the petition’s material allegations regarding Borrower’s insolvency.

        11.21   Change in Borrower.  The sale, assignment, pledge, hypothecation, mortgage or transfer, in each case by Guarantor, of the beneficial equity interests of Borrower if immediately thereafter Guarantor shall own, subject to no lien or security interest, less than fifty-one percent (51%) of the beneficial equity interests in Borrower, without the prior written consent of Lender; or the occurrence of any material management, organizational or other such change in Borrower, including, without limitation, the occurrence of any material partnership or joint venture dispute, which Lender determines, in its reasonable discretion, will have a material adverse effect on the Loan, the Property, or on Borrower’s ability to perform its obligations under the Loan Documents; or any amendment or modification of the articles of incorporation, bylaws, operating agreement, partnership agreement, trust agreement or other charter document of Borrower, which Lender determines, in its reasonable discretion, will have a material adverse effect on the Loan, or on Borrower’s ability to perform its obligations under the Loan Documents. Notwithstanding the foregoing, any transfer of interests in Borrower or its constituent members that is expressly permitted by the Deed of Trust shall not be an Event of Default under this Paragraph 11.21.

        11.22   Guarantor.  The occurrence of any of the events enumerated in Paragraphs 11.18 through 11.20 with respect to Peony or Guarantor. The failure of Guarantor to fulfill its obligations under the Security Agreement, the Environmental Indemnity, Guaranty or Completion Guaranty.

        11.23   Cross Default.  The occurrence of an event of default by Borrower under (and as defined in) any other loan made by Lender to Borrower.

        11.24   Cross Default – Guarantor. The occurrence of any event of default by Guarantor under (and as defined in) any other loan made by Lender to Guarantor.

        11.25   Title Transfer Date.  The failure of Borrower to acquire the Property from Peony on or before the Title Transfer Date.

ARTICLE 12 - REMEDIES

        12.1   Optional Remedies.  Upon the occurrence of any Event of Default as defined in this Agreement, in addition to its other rights set forth in this Agreement or in any of the other Loan Documents, at law or in equity, Lender may, at its option, without prior demand, exercise any one or more of the following rights and remedies:

                 12.1.1   Terminate its obligation to make further disbursements under this Agreement.

                 12.1.2   Declare the Note and all other sums owing to Lender with respect to the other Loan Documents immediately due and payable in full.

                 12.1.3   Make any Disbursements after the happening of any one or more Events of Default, without thereby waiving its right to demand payment of the Note and all other sums owing to Lender with respect to the other Loan Documents or any other rights or remedies described in this Agreement, and without liability to make any other or further Disbursements, notwithstanding Lender’s previous exercise of any such rights and remedies.

                 12.1.4   Proceed as authorized at law or in equity with respect to such an Event of Default, and in connection therewith remain entitled to exercise all other rights and remedies described in this Agreement.

                 12.1.5   Take possession of all funds and deposits of Borrower on hand or on deposit in any account with Lender or any other Person or at any branch of Lender, and apply said funds in satisfaction of Borrower’s obligations to Lender, in such order and priority as Lender may elect.

                 12.1.6   Make any payment from Undisbursed Loan proceeds, Borrower’s Funds or other funds of Lender. If any such payment is made from Undisbursed Loan proceeds or Borrower’s Funds, Borrower shall deposit with Lender, upon written demand issued pursuant to Paragraph 9.1, an amount equal to such payment. If any such payment is made from other funds of Lender, Borrower shall repay such funds to Lender upon written demand issued pursuant to Paragraph 12.2. In either case, the Event of Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment, as the case may be, has been made by Borrower.

                 12.1.7   Upon five (5) Business Days’ written notice to Borrower, and with or without legal process, take possession of the Property, remove Borrower and all employees, contractors and agents of Borrower therefrom, complete or attempt to complete the work of construction, and market, sell or lease the Property.

                 12.1.8   If Lender determines that the Improvements are not being constructed in accordance with the Plans, Governmental Requirements, Title Restrictions or the Loan Documents, Lender may order all construction on any of the Improvements affected by the condition of non-conformance immediately stopped. After such an order, Borrower shall not allow any construction work, other than corrective work, to be performed on any of the Improvements affected by the condition of non-conformance until Lender notifies Borrower in writing that the non-conforming condition has been corrected.

        12.2   Repayment of Funds Advanced.  If Lender spends its funds in exercising or enforcing any of its rights or remedies under the Loan Documents, the amount of funds spent shall be payable to Lender upon written demand, together with interest at the rate applicable to the principal balance of the Note, from the date such funds were spent until repaid. Such amounts shall be deemed secured by the Deed of Trust and other applicable Loan Documents.

        12.3   Rights Cumulative; No Waiver.  All of Lender’s rights and remedies provided in this Agreement, in any of the other Loan Documents, at law, in equity or otherwise, are cumulative and may be exercised by Lender at any time. Lender’s exercise of any right or remedy shall not constitute a cure of any Event of Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Events of Default. No waiver shall be implied from Lender’s failure to take, or delay in taking, any action concerning any Event of Default, or from any previous waiver of any similar or unrelated Event of Default. Any waiver under any of the Loan Documents must be in writing and shall be limited to its specific terms.

        12.4   Disclaimer.  Whether or not Lender elects to employ any or all of the remedies available to it in connection with an Event of Default, Lender shall not be liable for: (a) the construction of or failure to construct, complete or protect the Improvements; (b) the payment of any expense incurred in connection with the exercise of any remedy available to Lender or the construction or Completion of the Improvements; or (c) the performance or non-performance of any other obligation of Borrower.

        12.5   Waiver of Trial By Jury.  Lender and Borrower each knowingly, voluntarily and intentionally waives any right it may have to a trial by jury in respect of any claim or controversy arising out of the Loan, this Agreement or any of the other Loan Documents.

ARTICLE 13 - MISCELLANEOUS PROVISIONS

        13.1   Lot Line Adjustment.  Notwithstanding any other provision of this Agreement, if at any time Borrower is able to effect a lot line adjustment for the Land such that all of the Improvements are or may be lawfully situated on Parcel A only, Lender shall partially reconvey Parcel B and each and all of the interests therein from the lien and security of any and all of the instruments and documents that secure the Loan, but subject to the satisfaction or waiver of each of the following conditions precedent, which are solely for the benefit of, and may be waived solely by, Lender:

                 13.1.1   No uncured Event of Default shall then exist and no event or circumstance shall exist as of the date of the Extension Notice which with notice, passage of time or both would constitute an Event of Default.

                 13.1.2   No material adverse change shall have occurred in the financial condition of the Borrower or the Guarantor, as determined in the sole and absolute discretion of Lender.

                 13.1.3   Title Insurer shall have issued, at Borrower’s sole cost and expense, such endorsements as are satisfactory to Lender in its sole discretion to insure the continuing validity and first priority of the lien of the Deed of Trust.

                 13.1.4   Borrower shall have paid all costs and expenses incurred by Lender, including without limitation any attorneys’ and appraisers’ fees, in connection with the partial reconveyance of the Deed of Trust.

                 13.1.5   Borrower and Guarantor and Peony shall execute, acknowledge and deliver such documents as Lender may require, in its reasonable discretion, to evidence and to continue to secure the Loan.

         13.2   Parcel B.  It is anticipated that Guarantor shall acquire Parcel B from Pardee Homes. Concurrently with the acquisition of Parcel B, Borrower shall satisfy the following provisions: (a) Borrower shall pay Lender all out-of-pocket costs and expenses incurred by Lender in connection with the acquisition transaction, including, without limitation, the cost of any title insurance policies and(or) title insurance endorsements required by Lender; (b) Guarantor shall execute and(or) deliver such documents and agreements as Lender shall reasonably require in connection with the acquisition transaction and the right of Lender to have a first lien security interest in Parcel B and all interests appurtenant thereto, including applicable personal property, including, without limitation, the Deed of Trust (Guarantor), Assignment of Leases (Guarantor), and UCC-1 Financing Statement in the form of Exhibit “M” attached hereto and incorporated herein by this reference, all in form and substance satisfactory to Lender in Lender’s sole discretion; (c) to the extent there are any leases and(or) subleases in favor of Borrower, Guarantor and(or) their affiliates with respect to Parcel B, said leases and(or) subleases shall be subordinated to the Parcel B Deed of Trust and Lender, in its sole discretion, shall be entitled to take a security interest in said leases and(or) subleases, and require the delivery of estoppel certificates from the Borrower and its affiliates, as applicable; (d) Borrower shall pay Lender all attorneys’ fees and costs incurred by Lender in connection with the foregoing transaction; (e) Title Insurer shall issue to Lender such title insurance coverage as Lender shall require in its sole discretion, and only with such exceptions for Permitted Encumbrances, and such other exceptions as may be approved by Lender, in its sole discretion, insuring the first lien priority of the Deed of Trust (Guarantor) and of the Assignment of Lease (Guarantor).

        In the event the lot line adjustment described in Paragraph 13.1 shall have occurred prior to or concurrently with Guarantor’s acquisition of Parcel B as described above, then this Paragraph shall be of no further force or effect.

        13.3   Power of Attorney.  Borrower irrevocably appoints Lender as its attorney-in-fact, with full power and authority, including the power of substitution, exercisable upon the occurrence of an Event of Default, to act for Borrower in its name, place and stead as follows:

                 13.3.1   To take possession of the Property, remove all employees, contractors and agents of Borrower therefrom, complete or attempt to complete the work of construction, and market, sell or lease the Property.

                 13.3.2   To make such additions, changes and corrections in the Plans as may be necessary or desirable, in Lender’s reasonable discretion, or as it deems proper to complete the Improvements.

                 13.3.3   To employ such contractors, subcontractors, suppliers, architects, inspectors, consultants, property managers and other agents as Lender, in its reasonable discretion, deems proper for the Completion of the Improvements, for the protection or clearance of title to the Property or Personal Property, or for the protection of Lender’s interests with respect thereto.

                 13.3.4   To employ watchmen to protect the Property from injury.

                 13.3.5   To pay, settle or compromise all bills and claims then existing or thereafter arising against Borrower, which Lender, in its reasonable discretion, deems proper for the Completion of the Improvements, for the protection or clearance of title to the Property or Personal Property, or for the protection of Lender’s interests with respect thereto.

                 13.3.6   To prosecute and defend all actions and proceedings in connection with the Property.

                 13.3.7   To execute, acknowledge and deliver all other instruments and documents in the name of Borrower that are necessary or desirable, to exercise Borrower’s rights under all contracts concerning the Property, and to do all other acts with respect to the Property that Borrower might do on its own behalf as Lender, in its reasonable discretion, deems proper.

        13.4   Expenses.  Borrower shall pay to Lender, within ten (10) days after demand by Lender or within such shorter period of time as may be provided elsewhere in this Agreement, all necessary expenses incurred by Lender incidental to the Loan, including, without limitation, commitment fees, architectural and engineering review expenses, appraisal fees, construction inspection fees and attorneys’ fees. The foregoing expenses shall be payable whether the labor, materials or services giving rise to such expenses are provided by Lender’s employees, by its agents or by independent contractors. Any amounts not timely paid by Borrower shall thereafter bear interest at the rate applicable to the principal balance under the Note, from the date such expenses were paid by Lender until repaid.

        13.5   Indemnity.  Borrower hereby agrees to defend, indemnify and hold Lender and its directors, officers, employees, partners, attorneys, agents, participants, successors and assigns harmless from and against all Losses which may be imposed upon, incurred by or asserted against Lender and the other indemnified parties as a direct or indirect consequence of: (a) the construction of the Improvements on the Land; (b) any capital improvements, other work or things done in, on or about the Property or any part thereof; (c) any use, nonuse, misuse, possession, occupation, alteration, operation, maintenance or management of the Property or any part thereof, or any street, drive, sidewalk, curb, passageway or space comprising a part thereof or adjacent thereto; (d) any negligence or willful act or omission on the part of Borrower, Peony, or its or their agents, contractors, servants, employees, licensees or invitees; (e) any accident, injury (including death) or damage to any person or property occurring in, on or about the Property or any part thereof; (f) any lien or claim which may be alleged to have arisen on or against the Property or any part thereof under the laws of the local or state government or any other governmental or quasi-governmental authority or any liability asserted against Lender with respect thereto; (g) any tax attributable to the execution, delivery, filing or recording of the Deed of Trust or the Note; (h) any contest due to Borrower’s actions or failure to act, permitted pursuant to the provisions of the Loan Documents; (i) any Event of Default; or (j) any claim by or liability to any contractor or subcontractor performing work or any party supplying materials in connection with the Improvements or the Land. Borrower shall pay immediately upon Lender’s and(or) any other named indemnified party’s demand any amounts owing under this indemnity, together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Note. Borrower’s duty to indemnify Lender and(or) any other named indemnified party shall survive the release and cancellation of the Note and the reconveyance or partial reconveyance of the Deed of Trust. Notwithstanding the foregoing, Borrower shall have no obligation to defend, indemnify or hold harmless Lender or any other indemnified party from and against any such Loss that results from the gross negligence or willful misconduct of any indemnified party.

        13.6   Lender Right to Re-Appraise Property.  Lender shall have the right to appraise the Property, or to cause the Property to be appraised, (a) at Borrower’s expense at such times as an Event of Default may exist; and (b) at Lender’s expense at such other and additional times as Lender may determine.

        13.7   Further Assurances.  At Lender’s request and at Borrower’s expense, Borrower shall execute, acknowledge and deliver all other instruments and perform all other acts necessary, desirable or proper to carry out the purposes of the Loan Documents or to perfect and preserve any liens created by the Loan Documents.

        13.8   Form of Documents.  The form and substance of all documents, instruments and forms of evidence to be delivered to Lender under the terms of any of the Loan Documents shall be subject to Lender’s approval, and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

        13.9   Not Assignable.  Except as expressly provided in paragraph 5.4 of the Deed of Trust, neither this Agreement nor any rights of Borrower to receive any sums, proceeds or disbursements under this Agreement or under the Note may be assigned, pledged, hypothecated or otherwise encumbered by Borrower, without the prior written consent of Lender, which consent may be granted or withheld by Lender in its sole discretion. Subject to the foregoing restrictions, this Agreement shall inure to the benefit of Lender, Borrower and their respective successors and assigns, and shall bind Lender and Borrower and their respective permitted heirs, executors, administrators, successors and assigns.

        13.10   Attorneys’ Fees.  If Lender refers this Agreement or any of the other Loan Documents to an attorney to enforce, construe or defend the same, or as a consequence of any Event of Default as defined in this Agreement, with or without the filing of any legal action or proceeding, Borrower shall pay to Lender, immediately upon demand, the amount of all attorneys’ fees and costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand at the rate of interest applicable to the principal balance of the Note. The reference to “attorneys’ fees” in this Paragraph, elsewhere in this Agreement and in all of the other Loan Documents shall include, without limitation, fees charged by Lender for the services furnished by attorneys who are in its employ, at rates not exceeding those that would be charged by outside attorneys for comparable services.

        13.11   Participations.  Lender may at any time sell or grant up to three (3) participations in, or otherwise dispose of in anyway, all or any part of the Loan. Lender shall provide Borrower with notice of any such participations or dispositions. Borrower shall, on Lender’s request, sign and deliver such further instruments as may in Lender’s reasonable opinion be necessary or advisable to effect such disposition, including, without limitation, new notes to be issued in exchange for any note(s) required under this Agreement. If Lender does elect to sell participations in the Loan, Lender may forward to each participant and prospective participant all documents and information related to the Loan in Lender’s possession, including, without limitation, all Financial Statements, whether furnished by Borrower or otherwise. Except as may be required by any rule, law or regulation of any Governmental Authority that is adopted after the date hereof, all recipients of participations must be affiliated with Lender, unless a change in control of Lender occurs, in which case the foregoing restrictions shall not apply.

        13.12   Notices.  All notices and demands under this Agreement shall be in writing, and shall be deemed served upon delivery, or if mailed, upon the first to occur of receipt thereof or three (3) days after deposit thereof in the United States Postal Service, certified mail, postage prepaid, addressed to the address of Borrower or Lender appearing in Article 1. Notices of change of address may be given in the same manner. Notices and demands under the other Loan Documents shall be given and shall be deemed served in the same manner as notices and demands under this Agreement, except as may otherwise be specifically provided therein.

        13.13   Lender’s Agents.  Lender may upon written notice to Borrower designate agents or independent contractors to exercise any of Lender’s rights under the Loan Documents. Any reference to Lender in any of the Loan Documents shall include Lender’s employees, agents and independent contractors.

        13.14   Integration and Interpretation.  The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated in this Agreement and supersede all prior negotiations and the loan application. The Loan Documents shall not be modified except by written instrument signed by Borrower and Lender. Any reference to the Property in any of the Loan Documents shall include all or any portion thereof. Any reference to the Loan Documents themselves in any of the Loan Documents shall include all amendments, renewals or extensions approved by Lender.

        13.15   Governing Law.  The Loan Documents shall be governed by and construed in accordance with the laws of the State of California, except to the extent preempted by federal law. Borrower and all Persons and entities in any manner obligated to Lender under the Loan Documents hereby consent to the jurisdiction of any federal or state court within the State of California and also consent to service of process by any means authorized by California or federal law.

        13.16   No Third Parties Benefited.  No Person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

        13.17   Time of the Essence.  Time is hereby declared to be of the essence of this Agreement and of every part of this Agreement.

        13.18   Supplement to Loan Documents.  The provisions of this Agreement are not intended to supersede the provisions of any other Loan Documents, but shall be construed as supplemental thereto.

        13.19   Severability.  If any provision of the Loan Documents is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from the Loan Documents, and all remaining parts shall continue in full force as though the invalid, illegal or unenforceable portion had never been part of the Loan Documents.

        13.20   Gender.  When the context and construction so require, all words used in the singular in this Agreement shall be deemed to have been used in the plural, the masculine shall include the feminine and neuter, and vice versa.

        13.21   Headings.  All headings appearing in any of the Loan Documents are for convenience only and shall be disregarded in construing the Loan Documents.

        13.22   Consent.  Whenever the consent or approval of either party is required pursuant to this Agreement, such consent or approval shall not be unreasonably delayed, nor (except where a provision of this Agreement expressly refers to sole discretion)shall such consent or approval be unreasonably conditioned or withheld.

        13.23   Incorporation.  The following Exhibits attached to this Agreement are incorporated in this Agreement by this reference:

A	Legal Description of the Land

B	Legal Description of Parcel A

C	Legal Description of Parcel B

D	Architect Warranty, Agreement and Consent to Assignment

E	Assignment of Architect Contract

F	Assignment of Leases (Guarantor)

G	Cost Breakdown

H	Deed of Trust (Guarantor)

I	Disbursement Schedule

J	Estoppel Certificate

K	Subordination, Non-Disturbance and Attornment Agreement

L	Disclosures Regarding Hazardous Substances

M	UCC-1 Financing Statement (Guarantor)

        13.24   WAIVER OF RIGHT OF TRIAL BY JURY.  EACH OF BORROWER AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE (INCLUDING BY WAY OF JURY TRIAL) IN RESOLVING ANY DISPUTE OR LITIGATION (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT AND THE LOAN DOCUMENTS OR ACTIONS OF BORROWER OR LENDER RELATING TO THE LOAN AND(OR) THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT. THIS PROVISION AND THE WAIVER SET FORTH HEREIN ARE MATERIAL INDUCEMENTS TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN AND IN THE LOAN DOCUMENTS.

        13.25    Addendum I.  Addendum I attached hereto is hereby incorporated herein by this reference.

        IN WITNESS WHEREOF, the parties have signed and entered into this Agreement as of the day and year first above written.

LENDER:	SAN DIEGO NATIONAL BANK,
a national banking association

	By:	/s/ James W. Holliman
	Name:	James W. Holliman
	Its:	Senior Vice President

By:
Name:
Its:

BORROWER:	SCIENCE PARK CENTER LLC,
a California limited liability company

	By:	/s/ Paul W. Hawran
	Name:	Paul W. Hawran
	Its:	Executive Vice President & CFO

By:
Name:
Its:

EXHIBIT “A”

Legal Description of the Land

Parcel A and B Legal Description

PARCEL 1 OF PARCEL MAP NO. 19130, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, DECEMBER 20, 2002.

EXCEPTING THEREFROM ALL OIL RIGHTS ON HEREIN DESCRIBED PROPERTY TO BE RESERVED BY THE GRANTOR, HER HEIRS AND ASSIGNS, FOREVER, AND FURTHER THAT THE SAID GRANTOR, HER HEIRS OR ASSIGNS AGREE TO PAY A REASONABLE COMPENSATION TO THE SAID GRANTEE OR THEIR ASSIGNS, SHOULD THE GRANTOR, HER HEIRS OR ASSIGNS, ENTER THE HEREIN DESCRIBED LAND FOR THE PURPOSE OF DIGGING OR DRILLING FOR OIL, AS RESERVED IN DEED FROM TILLIE M. LACY, ALSO KNOWN AS TILLIE WATERS LACY TO MEAD-HASKELL COMPANY, DATED JULY 29, 1919 AND RECORDED JULY 29, 1919 IN BOOK 789, PAGE 78 OF DEEDS.

(ASSESSOR’S PARCEL NO. 304-070-50 & 51)

PARCEL 2:

LOT 17 OF EMPLOYMENT CENTER DEVELOPMENT UNIT NO. 28, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 10945, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON MAY 21, 1984.

EXCEPTING THEREFROM ALL OIL RIGHTS ON HEREIN DESCRIBED PROPERTY TO BE RESERVED BY THE GRANTOR, HER HEIRS AND ASSIGNS, FOREVER, AND FURTHER THAT THE SAID GRANTOR, HER HEIRS OR ASSIGNS AGREE TO PAY A REASONABLE COMPENSATION TO THE SAID GRANTEE OR THEIR ASSIGNS, SHOULD THE GRANTOR, HER HEIRS OR ASSIGNS, ENTER THE HEREIN DESCRIBED LAND FOR THE PURPOSE OF DIGGING OR DRILLING FOR OIL, AS RESERVED IN DEED FROM TILLIE M. LACY, ALSO KNOWN AS TILLIE WATERS LACY TO MEAD-HASKELL COMPANY, DATED JULY 29, 1919 AND RECORDED JULY 29, 1919 IN BOOK 789, PAGE 78 OF DEEDS.

(APN. NO. 307-010-23)

EXHIBIT “B”

Legal Description of Parcel A

PARCEL 1 OF PARCEL MAP NO. 19130, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, DECEMBER 20, 2002.

EXCEPTING THEREFROM ALL OIL RIGHTS ON HEREIN DESCRIBED PROPERTY TO BE RESERVED BY THE GRANTOR, HER HEIRS AND ASSIGNS, FOREVER, AND FURTHER THAT THE SAID GRANTOR, HER HEIRS OR ASSIGNS AGREE TO PAY A REASONABLE COMPENSATION TO THE SAID GRANTEE OR THEIR ASSIGNS, SHOULD THE GRANTOR, HER HEIRS OR ASSIGNS, ENTER THE HEREIN DESCRIBED LAND FOR THE PURPOSE OF DIGGING OR DRILLING FOR OIL, AS RESERVED IN DEED FROM TILLIE M. LACY, ALSO KNOWN AS TILLIE WATERS LACY TO MEAD-HASKELL COMPANY, DATED JULY 29, 1919 AND RECORDED JULY 29, 1919 IN BOOK 789, PAGE 78 OF DEEDS.

(ASSESSOR'S PARCEL NO. 304-070-50 & 51)

EXHIBIT “C”

Legal Description of Parcel B

LOT 17 OF EMPLOYMENT CENTER DEVELOPMENT UNIT NO. 28, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 10945, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON MAY 21, 1984.

EXCEPTING THEREFROM ALL OIL RIGHTS ON HEREIN DESCRIBED PROPERTY TO BE RESERVED BY THE GRANTOR, HER HEIRS AND ASSIGNS, FOREVER, AND FURTHER THAT THE SAID GRANTOR, HER HEIRS OR ASSIGNS AGREE TO PAY A REASONABLE COMPENSATION TO THE SAID GRANTEE OR THEIR ASSIGNS, SHOULD THE GRANTOR, HER HEIRS OR ASSIGNS, ENTER THE HEREIN DESCRIBED LAND FOR THE PURPOSE OF DIGGING OR DRILLING FOR OIL, AS RESERVED IN DEED FROM TILLIE M. LACY, ALSO KNOWN AS TILLIE WATERS LACY TO MEAD-HASKELL COMPANY, DATED JULY 29, 1919 AND RECORDED JULY 29, 1919 IN BOOK 789, PAGE 78 OF DEEDS.

(APN. NO. 307-010-23)

EXHIBIT “D”

Architect Warranty, Agreement and Consent to Assignment

EXHIBIT “E”

Assignment of Architect Contract

EXHIBIT “F”

Assignment of Leases (Guarantor)

EXHIBIT “G”

Cost Breakdown

EXHIBIT “H”

Deed of Trust (Guarantor)

EXHIBIT “I”

Disbursement Schedule

A.	Timing of Disbursements. Unless another provision of this Agreement specifies otherwise, on or about the seventh (7th) day of each month, or at such other time each month as Lender may deem appropriate, Borrower shall cause to be submitted to Lender a written itemized statement (“Request for Disbursement”) setting forth:

	1.	A description of the work performed, material supplied and(or) costs incurred or due with respect to each item listed on the Cost Breakdown for which Disbursement is requested; and

	2.	the total amount incurred, expended and(or) due for each requested item less prior Disbursements.

Each Request for Disbursement by Borrower shall constitute a representation and warranty by Borrower that Borrower is in compliance with all conditions precedent to the Disbursement as set forth in Article 4 of the Agreement.

B.	Lender'’s Right to Condition Disbursements. In addition to the conditions precedent to Disbursement provided in Article 4 of the Agreement, Lender shall have the right to condition any Disbursement upon Lender's receipt and approval of any or all of the following: setting forth:

	1.	The Request for Disbursement.

	2.	Bills, invoices, documents of title, vouchers, statements, payroll records, receipts and any other documents evidencing the total amount expended, incurred or due for any requested items.

	3.	Use of an unconditional lien release, joint check and voucher system acceptable to Lender for payments or disbursements to any contractor, subcontractor, materialman, supplier or lien claimant.

	4.	The Inspection Agent's periodic certifications of the percentage and(or) state of construction that has been completed and its conformance to the Plans and Governmental Requirements based upon the Inspection Agent's physical inspections of the Property.

	5.	Statutory Waiver and release of mechanics' liens, stop notice claims, equitable lien claims or other lien claim rights, as required by Section 4.3.6 of this Agreement.

	6.	A written release signed by an authorized representative of the surety, if any, to whom Lender has issued or will issue a set-aside letter.
	7.	Any other document, requirement, evidence or information that Lender may request under any provision of the Loan Documents.

No later than five (5) Business Days after satisfaction of all conditions precedent to Disbursements, Lender shall disburse funds as set forth in this Disbursement Schedule and in the body of the Agreement.

C.	Disbursement of Lender’s Fees and Costs. The portions of the Cost Breakdown allocated for payment of the Construction Loan Fee, and for the costs and expenses of Lender's legal counsel and other fees and costs incidental to the Loan, shall be disbursed directly as and when due, without the prior written instruction or request of Borrower. Lender shall provide a summary of all such expenses, and copies of invoices (except for the Construction Loan Fee and legal fees) for all such expenses.

D.	Periodic Disbursement of Interest Reserve Amount. Lender shall disburse amounts up to the Interest Reserve Amount from time to time, directly to Lender in payment of interest which accrues and becomes due under the Note. Lender is hereby authorized to charge the Loan and Borrower's Funds Account directly for such interest payments as they become due. Lender shall provide Borrower with a monthly interest statement. Depletion of the Interest Reserve Amount shall not release Borrower from any of Borrower's obligations under the Loan Documents, including, without limitation, the obligation to pay the interest accruing under the Note and the obligation to deposit Borrower's Funds with Lender. Without limiting the generality of the foregoing, Borrower acknowledges that following the depletion of the Interest Reserve Amount or the Final Disbursement, whichever comes first, Borrower shall be obligated to pay interest directly to Lender as it becomes due under the Note.

E.	Contingency Reserve. If the actual cost or a revised guaranteed cost of an item on the Cost Breakdown is less than the maximum amount allocated to such item on the Cost Breakdown, then any such excess amounts may be reallocated to the Contingency Reserve of that portion of the Cost Breakdown (i.e., Hard Contingency Reserve or General Contingency Reserve) from time to time upon Borrower's written request and Lender's approval, which approval shall not be unreasonably withheld or delayed. The portion of the Cost Breakdown allocated to the Contingency Reserve and any increases in the Contingency Reserve pursuant to this Disbursement Schedule shall be reallocated to such other items of the Cost Breakdown as Borrower shall from time to time request in writing and Lender shall approve. After any such reallocation, the portion of the Contingency Reserve that has been reallocated will be disbursed in accordance with the provisions governing the disbursement of the item(s) to which such portion of the Contingency Reserve has been reallocated. The reallocation or depletion or refusal of Lender to increase, reallocate or deplete the Contingency Reserve shall not release Borrower from any of Borrower's obligations under the Loan Documents. Borrower shall have the right to utilize the Hard Contingency Reserve to satisfy Change Orders that are less than or equal to the Change Order Amount and which, in total, do not exceed the Aggregate Change Order Amount, provided notification is expressly given to Lender in the then current Request for Disbursement.

F.	Periodic Disbursement of Construction Costs. Lender may in its discretion withhold from Disbursements any amounts on account of retainage under the Construction Contract that Owner is not then required to disburse to Contractor.

EXHIBIT “J”

Estoppel Certificate

EXHIBIT “K”

Subordination, Non-Disturbance and Attornment Agreement

EXHIBIT “L”

Disclosures Regarding Hazardous Substances

EXHIBIT “M”

UCC-1 Financing Statement (Guarantor)

ADDENDUM I

        No provision of any Loan Document is intended to restrict the sale of the stock of Guarantor (or any other entity by virtue of its ownership interest in Guarantor) or mergers involving Guarantor (or any other entity by virtue of its ownership interests in Guarantor) as a party, and any such transaction is permitted hereby.